AGREEMENT

                                      AND

                                 PLAN OF MERGER


                                 BY AND BETWEEN


                          AMWEST INSURANCE GROUP, INC.

                                      AND

                             CONDOR SERVICES, INC.


                                     DATED

                               November 30, 1995

                               TABLE OF CONTENTS

                                                                         Page(s)

                                    CONTENTS

ARTICLE I THE MERGER......................................................... 1

     Section 1.01 The Merger ................................................ 1

     Section 1.02 Effective Time............................................. 1

     Section 1.03 Certificate of Incorporation and Bylaws of the Surviving
          Corporation........................................................ 2

     Section 1.04 Board of Directors and Officers............................ 2

     Section 1.05 Conversion of Shares....................................... 2

     Section 1.06 Surrender of Certificates; Payment for and Exchange
          of Shares.......................................................... 3

ARTICLE II RELATED MATTERS................................................... 5

     Section 2.01 Treatment of Stock Options................................. 5

     Section 2.02 Stockholder Approval....................................... 6

     Section 2.03 Other Securities Matters................................... 7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CONDOR......................... 7

     Section 3.01 Corporate Organization..................................... 7

     Section 3.02 Authorization.............................................. 8

     Section 3.03 Capitalization............................................. 8

     Section 3.04 Affiliated Entities........................................ 8

     Section 3.05 Financial Statements....................................... 9

     Section 3.06 Absence of Certain Changes or Events....................... 10

     Section 3.07 Consents and Approvals; No Violation....................... 10

     Section 3.08 No Undisclosed Liabilities................................. 11

     Section 3.09 Taxes ..................................................... 11

     Section 3.10 Insurance: Licenses, Permits and Filings................... 15

     Section 3.11 Patents, Trademarks, and Other Intellectual Property....... 16

     Section 3.12 Litigation ................................................ 16

     Section 3.13 Insurance ................................................. 17

     Section 3.14 Compliance with Laws....................................... 17

     Section 3.15 Employee Benefit Plans..................................... 17

     Section 3.16 Employment Related Agreements.............................. 18

     Section 3.17 Labor Agreements and Controversies......................... 18

     Section 3.18 Environmental Matters...................................... 19

     Section 3.19 Certain Fees............................................... 19

     Section 3.20 Disclosure ................................................ 19

     Section 3.21 Post-Retirement and Post-Employment Benefit Obligations.... 20

     Section 3.22 Registration Statement and Proxy Statement................. 20

     Section 3.23 Absence of Questionable Payments........................... 20

     Section 3.24 Guaranties................................................. 21

     Section 3.25 Material Contracts......................................... 21

     Section 3.26 Insurance Contracts and Rates.............................. 22

     Section 3.27 Reinsurance................................................ 22

     Section 3.28 Loss Reserves; Solvency.................................... 22

     Section 3.29 Opinion of Financial Advisor............................... 23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF AMWEST.......................... 23

     Section 4.01 Corporate Organization..................................... 23

     Section 4.02 Authorization.............................................. 23

     Section 4.03 Capitalization............................................. 24

     Section 4.04 Financial Statements and Reports........................... 24

     Section 4.05 Absence of Certain Changes................................. 25

     Section 4.06 Consents and Approvals; No Violations...................... 25

     Section 4.07 Litigation ................................................ 26

     Section 4.08 Compliance with Laws....................................... 26

     Section 4.09 Proxy Statement, Etc....................................... 26

     Section 4.10 No Undisclosed Liabilities................................. 27

     Section 4.11 Disclosure ................................................ 27

     Section 4.12 Post-Retirement and Post-Employment Benefit Obligations.... 27

     Section 4.13 Employee Benefit Plans..................................... 27

     Section 4.14 Environmental Matters...................................... 28

     Section 4.15 Absence of Questionable Payments........................... 29

     Section 4.16 Certain Fees............................................... 30

     Section 4.17 Taxes ..................................................... 30

     Section 4.18 Affiliated Entities........................................ 33

     Section 4.19 Reinsurance................................................ 33

     Section 4.20 Insurance: Licenses, Permits and Filings................... 34

     Section 4.21 Guaranties................................................. 35

     Section 4.22 Material Contracts......................................... 35

     Section 4.23 Insurance Contracts and Rates.............................. 36

     Section 4.24 Loss Reserves; Solvency.................................... 36

ARTICLE V COVENANTS.......................................................... 37

     Section 5.01 Conduct of Business of Condor and Amwest................... 37

     Section 5.02 Access to Information...................................... 39

     Section 5.03 All Reasonable Efforts..................................... 40

     Section 5.04 Public Announcements....................................... 40

     Section 5.05 Notification of Certain Matters............................ 40

     Section 5.06 Indemnification and Insurance.............................. 40

     Section 5.07 Regulatory Approvals....................................... 42

     Section 5.08 Employee Matters........................................... 42

     Section 5.09 No Actions Inconsistent With Tax-Free Reorganization....... 42

     Section 5.10. Other Potential Acquirors................................. 42

     Section 5.11 Letter of Condor's Accountants............................. 44

     Section 5.12 Stock Exchange Listing..................................... 44

     Section 5.13 Pooling of Interests....................................... 44

     Section 5.14 Employment Agreement....................................... 44

     Section 5.15 Condor Affiliates.......................................... 45

     Section 5.16 Agreement with Guy A. Main................................. 45

ARTICLE VI CLOSING........................................................... 45

     Section 6.01 Time and Place............................................. 45

     Section 6.02 Deliveries at the Closing.................................. 45

ARTICLE VII CONDITIONS TO THE MERGER......................................... 45

     Section 7.01 Conditions to the Obligations of Amwest and Condor......... 45

     Section 7.02 Additional Conditions to the Obligations of Amwest......... 46

     Section 7.03 Additional Conditions to the Obligations of Condor......... 48

ARTICLE VIII TERMINATION AND ABANDONMENT..................................... 49

     Section 8.01 Termination................................................ 49

     Section 8.02 Effect of Termination...................................... 50

     Section 8.03 Fees and Expenses.......................................... 51

ARTICLE IX GENERAL PROVISIONS................................................ 52

     Section 9.01 Amendment and Modification................................. 52

     Section 9.02 Waiver of Compliance; Consents............................. 52

     Section 9.03 Validity .................................................. 52

     Section 9.04 Parties in Interest........................................ 53

     Section 9.05 Survival of Representations, Warranties, Covenants and
          Agreements......................................................... 53

     Section 9.06 Notices ................................................... 53

     Section 9.07 Governing Law.............................................. 54

     Section 9.08 Counterparts............................................... 54

     Section 9.09 Table of Contents and Headings............................. 54

     Section 9.10 Entire Agreement........................................... 54

     Section 9.11 Arbitration; Attorneys' Fees and Expenses.................. 54

     Section 9.12 Miscellaneous.............................................. 55

EXHIBIT A STOCKHOLDER AGREEMENT.............................................. 57

EXHIBIT B AFFILIATES LETTER AND CONTINUITY OF INTEREST CERTIFICATE........... 61

EXHIBIT C AGREEMENT WITH GUY A. MAIN AND MAIN FAMILY TRUST................... 65

APPENDIX A TO EXHIBIT C...................................................... 73

                          AGREEMENT AND PLAN OF MERGER



                  THIS AGREEMENT AND PLAN OF MERGER, dated as of November 30, 1995 (the "Agreement"), is between Amwest Insurance Group, Inc., a Delaware corporation ("Amwest") and Condor Services, Inc., a Delaware corporation ("Condor").

                                    RECITALS

                  A. Condor will be merged into Amwest pursuant to the terms of this Agreement (the "Merger") and Condor will cease to exist as a separate entity.

                  B. The Merger will be accomplished and will have the effects set forth in this Agreement and as a result the shares of Condor common stock will be converted into shares of common stock of Amwest.

                  C. A stockholder of Condor (the "Condor Stockholder") and Amwest have entered into an agreement (the "Stockholder Agreement")
substantially in the form of Exhibit A to this Agreement by which the Condor Stockholder has, among other things, consented to the Merger and agreed to vote his shares in favor of the Merger.

                                   ARTICLE I
                                   THE MERGER

                  Section 1.01        The Merger

                  Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement, at the Effective Time (as defined in Section 1.02 hereof), Condor shall be merged with and into Amwest in accordance with the applicable provisions of Delaware law and the separate existence of Condor shall thereupon cease, and Amwest, which shall be and which is hereinafter referred to as the "Surviving Corporation", shall continue its corporate existence under the laws of the State of Delaware under the name "Amwest Insurance Group, Inc." From and after the Effective Time, Amwest shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations, all as set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL").

                  Section 1.02        Effective Time

                  On the  date  of the  closing  of the  Merger  referred  to in
Section 6.01 hereof, a Certificate of Merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL shall be filed with the Secretary of State of Delaware. The Merger shall become effective at the date and time specified in such filing, and the date and time of such filing is hereinafter referred to as the "Effective Time."

                  Section 1.03 Certificate of Incorporation and Bylaws of the Surviving Corporation

                  The Certificate of Incorporation and Bylaws of Amwest, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

                  Section 1.04        Board of Directors and Officers

                  The directors and officers of Amwest immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified, or their earlier death, resignation or removal.

                  Section 1.05        Conversion of Shares

                  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof and subject to the conditions set forth in Sections 7.02(i) and 7.03(h):

                  (a)......each share of Common Stock, par value $.01 per share, of Condor (collectively, the "Condor Common Stock") then owned by Amwest or any direct or indirect subsidiary of Amwest and each share of Condor Common Stock then held in the treasury of Condor shall be canceled, and no payment shall be made nor other consideration paid with respect thereto;

                  (b)......each  then  remaining  outstanding  share  of  Condor
Common Stock shall be converted into the right to receive 0.5 of a share (subject to adjustment pursuant to Section 1.05(c) below, the "Conversion
Number") of common stock, par value $.01 per share, of Amwest (the "Amwest Common Stock") (the shares of Amwest Common Stock into which each share of Condor Common Stock is converted shall be referred to herein as the "Merger Consideration"); and

                  (c)......(i)  if the average daily Closing Price per share (as defined in Section 2.01(a) below) of Amwest Common Stock as reported on the American Stock Exchange ("ASE") for the 30 consecutive trading days ending on the close of trading on the second trading day preceding the Closing Date (the "Base Period Trading Price") is less than $12.50, the Merger Consideration per share of Condor Common Stock shall be increased by a factor of 12.5 divided by the Base Period Trading Price and (ii) if the Base Period Trading Price is greater than $17.50, the Merger Consideration per Share shall be decreased by a factor of 17.5 divided by the Base Period Trading Price.

                  Section 1.06 Surrender of Certificates; Payment for and Exchange of Shares

                  (a)......As of the Effective  Time,  Amwest shall deposit with
American Stock Transfer & Trust Company, or another bank or trust company designated by Amwest and reasonably acceptable to Condor (the "Exchange Agent"), for the benefit of the holders of Condor Common Stock, for exchange in accordance with this Article I, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Amwest Common Stock and (ii) cash to be paid in lieu of fractional shares of Amwest Common Stock (such shares of Amwest Common Stock and such cash are hereinafter referred to as the
"Exchange Fund") issuable pursuant to Section 1.06(f) in exchange for outstanding Condor Common Stock.

                  (b)......As soon as reasonably practicable after the Effective
Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Condor Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Amwest Common Stock pursuant to Section 1.05: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Amwest and Condor may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Amwest Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Amwest, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Amwest Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Amwest Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Condor Common Stock which is not registered in the transfer records of Condor, a certificate representing the proper number of shares of Amwest Common Stock, together with a check, if applicable, for cash payable in lieu of a fractional share, will be issued to a transferee if the Certificate representing such Condor Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.06, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Amwest Common Stock and cash in lieu of any fractional shares of Amwest Common Stock as contemplated by this
Section 1.06.

                  (c)......No dividends or other distributions  declared or made after the Effective Time with respect to Amwest Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Amwest Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.06(f) until the holder of record (or a valid transferee) of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Amwest Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Amwest Common Stock to which such holder is entitled pursuant to
Section 1.06(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Amwest Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Amwest Common Stock.

                  (d)......In  the event that any  certificate for Condor Common
Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such shares of Amwest Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement provided, however, that Amwest may, in its discretion, require the delivery of a suitable bond or indemnity.

                  (e)......All  shares of Amwest  Common  Stock  issued upon the surrender for exchange of Condor Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 1.06(c) or 1.06(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Condor Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Condor on such Condor Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Condor Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                  (f)......No  fractions of a share of Amwest Common Stock shall be issued in the Merger, but in lieu thereof each holder of Condor Common Stock otherwise entitled to a fraction of a share of Amwest Common Stock shall, upon surrender of his or her certificate or certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the Base Period Trading Price by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

                  (g)......Any  portion  of  the  Exchange  Fund  which  remains undistributed to the stockholders of Condor for six months after the Effective Time shall be delivered to Amwest, upon demand, and any stockholders of Condor who have not theretofore complied with this Article I shall thereafter look only to Amwest for payment of their claim for Amwest Common Stock, as the case may be, any cash in lieu of fractional shares of Amwest Common Stock and any dividends or distributions with respect to Amwest Common Stock.

                  (h)......Neither  Amwest  nor  Condor  shall be  liable to any holder of Condor Common Stock, or Amwest Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE II
                                RELATED MATTERS

                  Section 2.01        Treatment of Stock Options

                  (a)......At or immediately  prior to the Effective  Time, each holder of a then outstanding option to purchase shares of Condor Common Stock, other than those options held by non-employee directors of Condor, (whether or not then currently exercisable) granted by Condor ("Condor Stock Option") as set forth in Section 2.01 of the Condor Disclosure Schedule to this Agreement executed by Condor and delivered simultaneously herewith (the "Condor Disclosure Schedule") shall be canceled and, in lieu thereof, Amwest shall issue to each holder thereof an option ("Amwest Option"), to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Condor Stock Option, the same number of shares of Amwest Common Stock as the holder of such Condor Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the per share exercise price for the shares of Condor Common Stock otherwise purchasable pursuant to such Condor Stock Option divided by (z) .5 as appropriately adjusted pursuant to subsection (c) of Section 1.05; provided, however, that the number of shares of Amwest Common Stock that may be purchased upon exercise of any Amwest Option shall not include any fractional share and, upon exercise of the Amwest Option, a cash payment shall be made for any fractional share based upon the Closing Price (as hereinafter defined) of a share of Amwest Common Stock on the trading day immediately preceding the date of exercise. "Closing Price" shall mean, on any day, the last reported sale price for one share of Amwest Common Stock on the ASE. Condor Stock Options issued to non-employee directors of Condor which remain outstanding as of the Effective Time shall be automatically canceled as of the Effective Time.

                  (b)......Amwest  shall take all corporate  action necessary to reserve for issuance a sufficient number of shares of Amwest Common Stock for delivery upon exercise of Amwest Options assumed in accordance with this Section
2.01. As soon as practicable after the Effective Time, Amwest shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Amwest Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                  Section 2.02        Stockholder Approval

                  (a)......(i) As promptly as  practicable,  Amwest will cause a meeting of its stockholders to be duly called and will give notice of, convene and hold such meeting as soon as practicable for the purpose of obtaining approval of the Merger. The stockholder vote required for such approvals will be no greater than that required by the applicable requirements of the DGCL and the applicable rules of the ASE and the applicable requirements of Amwest's Certificate of Incorporation and Bylaws. Amwest will solicit such approvals by its stockholders and recommend that its stockholders vote in favor of such approvals.

                           (ii)  As promptly as practicable, Condor will cause a
meeting of its stockholders to be duly called and will give notice of, convene and hold such meeting as soon as practicable for the purpose of obtaining approval of the Merger. The stockholder vote required for such approvals will be no greater than that required by the applicable requirements of the DGCL and the applicable rules of the National Association of Securities Dealers ("NASD") and the applicable requirements of Condor's Certificate of Incorporation and Bylaws. Condor will solicit such approvals by its stockholders and recommend that its stockholders vote in favor of such approvals.

                  (b)......In  connection with any  solicitations of approval of the Merger by Amwest's and Condor's stockholders, Amwest and Condor will each file with the Securities and Exchange Commission (the "Commission" or the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), and will use all reasonable efforts to have cleared by the Commission, and promptly thereafter will mail to its respective stockholders proxy solicitation materials (including a proxy statement and appropriate related forms of proxies) with respect to such meeting. Except as provided in Section 9.12(b), such proxy statement of Amwest will also constitute a prospectus of Amwest with respect to the shares of Amwest Common Stock to be issued in the Merger and will be a part of a registration statement filed by Amwest with the Commission for purposes of registering the public offering of such shares under the Securities Act of 1933 (the "Securities Act"). Amwest will promptly so file such registration statement and will use all reasonable efforts to have it declared effective by the Commission. The term "Proxy Materials" shall mean such proxy statement together with the related forms of proxies and other proxy solicitation materials at the time initially mailed to stockholders and all amendments or supplements thereto, if any, similarly filed and mailed. The term "Registration Statement" shall mean the registration statement of Amwest containing, as a part thereof, a prospectus in the form of such proxy statement of Amwest, at the time it is declared effective by the Commission.

                  (c)......The information provided and to be provided by Amwest and Condor for use in the Registration Statement and the Proxy Materials will not, in the case of the Registration Statement, on the date the Registration Statement becomes effective and, in the case of the Proxy Materials, on the respective dates on which either (i) the Proxy Materials are mailed to stockholders of Amwest or Condor, as the case may be, or (ii) approval of the Merger by Amwest's or Condor's stockholders, as the case may be, is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Amwest and Condor agree promptly to correct any such information which shall have become false or misleading in any material respect and take all steps necessary to file with the Commission and have declared effective or cleared by the Commission any amendment or supplement to the Registration Statement or the Proxy Materials so as to correct the same and to cause the Proxy Materials as so corrected to be disseminated to their respective stockholders, in each case as to the extent required by applicable law. The Registration Statement and the Proxy Materials will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and other applicable law and will contain the recommendation of the Board of Directors of Amwest and of Condor that Amwest's and Condor's stockholders vote in favor of or consent to such approvals.

                  Section 2.03        Other Securities Matters

                  Amwest shall promptly prepare and file with respect to the shares of Amwest Common Stock to be issued in the Merger any action required to be taken under state blue sky or securities laws in connection with the issuance of shares of Amwest Common Stock in the Merger and Condor shall furnish Amwest with all information and shall take such other action as Amwest may reasonably request in connection with any such action.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF CONDOR

                  Condor represents and warrants to Amwest as follows:

                  Section 3.01        Corporate Organization

                  Condor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on Condor. Condor has delivered to Amwest complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof. "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the properties, business, results of operations, condition (financial or otherwise) or prospects of Condor or Amwest or both taken together, as the case may be, and any Affiliated Entity (as defined in Section 3.04 hereof), taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which such party is engaged or (ii) that may impair the ability of such party to consummate the transactions contemplated hereby.

                  Section 3.02        Authorization

                  Condor has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Condor of this Agreement, the performance by Condor of its obligations hereunder and the consummation by Condor of the transactions contemplated hereby have been duly authorized by Condor's Board of Directors and, except for the approval of the stockholders of Condor Common Stock, no other corporate proceeding on the part of Condor is necessary for the execution and delivery thereof, and this Agreement is a legal, valid and binding obligation of Condor, enforceable against it in accordance with its terms.

                  Section 3.03        Capitalization

                  The authorized capital stock of Condor and the ownership thereof as well as the number of issued and outstanding shares of each class of capital stock of Condor is as set forth in Section 3.03 of the Condor Disclosure Schedule. All of such outstanding shares have been duly and validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Except as set forth on Section 3.03 of the Condor Disclosure Schedule, there are no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to (i) the issuance of shares of capital stock of Condor or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares, (ii) obligating Condor to purchase shares of Condor Common Stock or any security convertible into Condor Common Stock or (iii) obligating any of Condor stockholders to purchase, sell or transfer any Condor Common Stock. Section 3.03 of the Condor Disclosure Schedule lists all stock options granted by Condor, true and correct copies of which have been provided by Condor to Amwest.

                  Section 3.04        Affiliated Entities

                  (a)......Except  as set forth in Section 3.04(a) of the Condor
Disclosure Schedule, Condor has no direct or indirect "Affiliated Entities" (which term includes each direct or indirect subsidiary of Condor or Amwest, as the case may be, and each business entity in which Condor or Amwest, as the case may be, has any direct or indirect interest and for which it accounts on the equity method of accounting). Each Affiliated Entity of Condor listed on Section 3.04(a) of Condor Disclosure Schedule is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification or licensing, except where the failure to be so qualified would not have a Material Adverse Effect on Condor. Condor has delivered to Amwest complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of each such Affiliated Entity as in effect on the date hereof.

                  (b)......Except  as set forth in Section 3.04(b) of the Condor
Disclosure  Schedule,  Condor  is,  directly  or  indirectly,   the  record  and
beneficial owner of all of the outstanding shares of capital stock of each of its Affiliated Entities, and all of the outstanding shares of capital stock of each such Affiliated Entity are duly and validly issued, were not issued in violation of any preemptive rights, are fully paid and non-assessable and are owned free and clear of any claim, lien, encumbrance or agreement with respect thereto. Except as and to the extent set forth in Section 3.04(b) of the Condor Disclosure Schedule, there are not any options, warrants, subscriptions, conversion or other rights, agreements, or commitments, arrangements or understandings with respect to the issuance of capital stock of any Affiliated Entity of Condor or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares.

                  (c)......Except  as set forth in Section 3.04(c) of the Condor
Disclosure Schedule, Condor does not own, directly or indirectly, any capital stock or other equity securities of any corporation, limited liability company or limited partnership, other than of its Affiliated Entities, does not have any direct or indirect equity or ownership interest in any other business or entity, and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity other than investments previously made in its Affiliated Entities.

                  Section 3.05        Financial Statements

                  Since  January  1,  1994,  Condor  has filed  with the SEC all reports, registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC (collectively, the "Required Condor Reports"), all of which, as of their respective effective dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Condor has delivered to Amwest true and complete copies of
(i) Condor's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the SEC, (ii) Quarterly Reports on Form 10-Q for the three months ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the SEC, (iii) proxy statements relating to all meetings of Condor's stockholders (whether annual or special) held or scheduled to be held since January 1, 1994, (iv) all other forms, reports, statements and documents filed by Condor with the SEC since January 1, 1994 and (v) all reports, statements and other information provided by Condor to its stockholders since January 1, 1994 (collectively, the "Condor SEC Filings"). Except as set forth in Section 3.05 of the Condor Disclosure Schedule, as of their respective dates, none of the Required Condor Reports or Condor SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in
Section 3.05 of the Condor Disclosure Schedule, the consolidated financial statements of Condor included or incorporated by reference in the Condor SEC Filings were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accountants), and present fairly the financial position and results of operations, cash flows and changes in stockholders' equity of Condor and its consolidated Affiliated Entities as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to the absence of notes and to normal year-end adjustments, and are consistent with the books and records of Condor.

                  Section 3.06        Absence of Certain Changes or Events

                  Except as set forth in Condor SEC Filings or in Section 3.06 of the Condor Disclosure Schedule, since December 31, 1994, Condor and its
Affiliated Entities have conducted their respective businesses only in the ordinary and usual course and there has not been any event, change or development which has had or will have a Material Adverse Effect on Condor.

                  Section 3.07        Consents and Approvals; No Violation

                  There is no requirement applicable to Condor or any of its Affiliated Entities to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than (i) requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) requirements of the California Insurance Code (the "Insurance Code"), (iii) filings with the SEC pursuant to the Securities Act and the Exchange Act, (iv) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states,
(v) compliance with the requirements of the NASD, or (vi) where the failure to make any such filing, or to obtain such permit, authorization, consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent Condor from performing its obligations under this Agreement. Except as set forth in Section 3.07 of the Condor Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Condor or any Affiliated Entity is a party or by which any of them is bound or to which any of their assets is subject, except as would not have a Material Adverse Effect on Condor, (b) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws (or other charter documents) of Condor or any Affiliated Entity, or, except as would not have a Material Adverse Effect on Condor, a default under or violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of them is a party or by which any of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or (c) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Condor or any Affiliated Entity is subject.

                  Section 3.08        No Undisclosed Liabilities

                  Except as and to the extent set forth on the consolidated balance sheet of Condor as of December 31, 1994, included in the Required Condor Reports, neither Condor nor any Affiliated Entities had, at such date, any liabilities or obligations (absolute, accrued, contingent or otherwise) greater than $50,000, taken as a whole and since that date neither Condor nor any Affiliated Entities has incurred any liabilities or obligations material to Condor and Affiliated Entities taken as a whole except those incurred in the ordinary and usual course of business and consistent with past practice or in connection with or as a result of the transactions contemplated by this Agreement to which Condor is or is to be a party.

                  Section 3.09        Taxes

                  (a)......For purposes of this Agreement:  (i) the term "Taxes"
means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; and the term "Return" means any one of the foregoing Returns.

                  (b)......Section  3.09 of the Condor Disclosure  Schedule sets forth: (i) the taxable years of Condor and Tax Affiliates as to which the respective statutes of limitations on the assessment of United States federal income and any applicable state, local or foreign income, franchise and premium Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations by the Internal Revenue Service or the state, local or foreign taxing authority have been completed, those years for which examinations by such agencies are presently being conducted, those years for which notice of pending or threatened examination or adjustment has been received, those years for which examinations by such agencies have not been initiated, and those years for which required Returns for such Taxes have not yet been filed. Except to the extent indicated in Section 3.09 of the Condor Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or state, local or foreign taxing authority have been fully paid, or are fully reflected as a liability in the Required Condor Reports, or are set forth in Section 3.09 of the Condor Disclosure Schedule, are being contested and an adequate reserve therefor has been established and is fully reflected in the Required Condor Reports to the extent required by GAAP. Section 3.09 of the Condor Disclosure Schedule sets forth all Returns not otherwise described above that are presently under examination with respect to Taxes and all assessments and deficiencies with respect to the Returns that are presently being contested by Condor and Tax Affiliates.

                  (c)......Condor represents and warrants to Amwest that, except as described in Section 3.09 of the Condor Disclosure Schedule:

(i) Condor, its Affiliated Entities and every member of a consolidated, combined,unitary, or other similar group for federal, state or local income tax purposes(for the period during which Condor or Amwest, as the case may be, or any of such Affiliated Entities were included in that group) (all such
Affiliated Entities   and  other   entities   collectively  referred  to  herein
as "Tax Affiliates"), have filed on a timely basis all Returns required to have been filed by it and have paid on a timely basis all Taxes shown thereon as due. All such Returns are true, complete and correct in all material respects. The provisions for taxes in the Required Condor Reports set forth in all material respects the maximum liability of Condor and the Affiliated Entities for Taxes relating to periods covered thereby. No liability for Taxes has been incurred by Condor and the Affiliated Entities since the dates of the Required Condor Reports other than in the ordinary course of their business. No director, officer or employee of Condor or any of the Affiliated Entities having responsibility for Tax matters has reason to believe that any Taxing authority has valid grounds to claim or assess any material additional Tax with respect to Condor or the Tax Affiliates in excess of the amounts shown on the Required Condor Reports for the periods covered thereby.

(ii) With respect to all amounts in respect of Taxes imposed upon Condor or Tax Affiliates, or for which Condor or Tax Affiliates are or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Effective Time, all applicable Tax laws and agreements have been fully complied with, and all such amounts required to be paid by Condor and Tax Affiliates to taxing authorities or others have been paid, in all material respects.

(iii) None of the Returns required to be filed by Condor and Tax Affiliates contains, or were required to contain (in order to avoid the imposition of a penalty), a disclosure statement under Section 6662 (or any predecessor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision of state, local or foreign law;

(iv) Neither Condor nor any Tax Affiliate has received notice that the Internal Revenue Service ("IRS") or any other taxing authority has asserted against Condor or such Tax Affiliate any deficiency or claim for additional Taxes in connection with any Return, and no issues have been raised (and are currently pending) by any taxing authority in connection with any Return. Neither Condor nor any Tax Affiliate has received notice that it is or may be subject to Tax in a jurisdiction in which it has not filed or does not currently file Returns;

(v) There is no pending or, to Condor's Knowledge, threatened action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made, of or by Condor and Tax Affiliates with respect to Taxes;

(vi) All Tax deficiencies asserted or assessed against Condor and Tax Affiliates have been paid or finally settled with no further amounts owed;

(vii) All amounts that were required to be collected or withheld by Condor and Tax Affiliates have been duly collected or withheld in all material respects, and all such amounts that were required to be remitted to any taxing authority have been duly remitted in all material respects;

(viii) Condor and Tax Affiliates have not requested an extension of time to file any Return not yet filed, and have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney granted by Condor or Tax Affiliates with respect to Taxes is in force;

(ix) Condor and Tax Affiliates have not taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of Condor or any Tax Affiliate from any taxable period ending on or before or including the Effective Time to any subsequent taxable period;

(x) Other than the Affiliated Entities, Condor has had no Tax Affiliates during any period with respect to which the applicable statue of limitations on the assessment of Taxes remains open;

(xi) Condor was not acquired in a "qualified stock purchase" under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or similar election are applicable to Condor or any Tax Affiliate;

(xii) Neither Condor nor any Tax Affiliate is required to include in income any adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Effective Time, and Condor has no Knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method or other adjustment;

(xiii) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Condor or the Affiliated Entities;

(xiv) Neither Condor nor any of the Affiliated Entities are party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, whether by reason of the Merger or otherwise;

(xv) Neither Condor nor any Affiliated Entity is, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign Tax law);

(xvi) Neither Condor nor any of the Affiliated Entities has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and neither Condor nor any of the Affiliated Entities has engaged in a trade or business within any foreign country;

(xvii) Condor and the Affiliated Entities are not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes;

(xviii)Neither Condor nor any of the Affiliated Entities has not made a "waters edge election" pursuant to California Revenue and Taxation Code Section 25110;

(xix) There are no excess loss accounts, deferred intercompany gains or losses, or intercompany items, as such terms are defined in the Treasury Regulations, that will be required to be recognized or otherwise taken into account as a result of the acquisition of the Condor Common Stock pursuant to this Agreement;

(xx) Neither Condor nor any of the Affiliated Entities has filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign Tax law); and

(xxi) Neither Condor nor any of the Affiliated Entities is a party to or bound by any Tax sharing agreement nor has any current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property Taxes, sales/use Taxes or gross receipts Taxes (but not income, franchise or premium Taxes) imposed on lease payments arising from terms that are customary for leases of similar property.

                  Section 3.10        Insurance:  Licenses, Permits and Filings

                  Condor  is  duly  organized  and  registered  as a  California insurance holding company, and each Affiliated Entity which engages in an insurance business ("Insurance Subsidiary") is duly organized and licensed as an insurance company in California and is duly licensed or authorized as an insurer or reinsurer in any other jurisdiction where it is required to be so licensed or authorized to conduct its business, or is subject to no liability or disability that would have a Material Adverse Effect by reason of the failure to be so licensed or authorized in any such jurisdiction. Since January 1, 1994, Condor has made all required filings under applicable insurance holding company statutes. Each of Condor and its Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications of and from the California Department of Insurance (the "Department") and any other applicable insurance regulatory authorities (the "Insurance Licenses") to conduct their businesses as currently conducted and all such Insurance Licenses are valid and in full force and effect, except such Insurance Licenses which the failure to have or to be in full force and effect individually or in the aggregate would not have a Material Adverse Effect. Section 3.10 of the Condor Disclosure Schedule lists each order and written understanding or agreement of or with the Department currently in effect and applicable to Condor or any of its Insurance Subsidiaries. Neither Condor nor any Affiliated Entity has received any notification (which notification has not been withdrawn or otherwise resolved prior to the date of this agreement) from the Department or any other insurance regulatory authority to the effect that any additional Insurance License from such insurance regulatory authority is needed to be obtained by Condor or any Affiliated Entity in any case where it could be reasonably expected that (x) Condor or any Affiliated Entity would in fact be required either to obtain any such additional Insurance License, or cease or otherwise limit writing certain business and (y) obtaining such Insurance License or the limiting of such business would have a Material Adverse Effect. Each Insurance Subsidiary is in compliance with the requirements of the insurance laws and regulations of California and the insurance laws and regulations of any other jurisdiction which are applicable to such Insurance Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder or in any such case is subject to no Material Adverse Effect by reason of the failure to so comply or file.

                  Section 3.11 Patents, Trademarks, and Other Intellectual Property

                  Except as set forth in Section 3.11 of the Condor Disclosure Schedule, Condor and its Affiliated Entities possess or have the right to use to the extent they are now using, all proprietary rights (including, without limitation, patents, trade secrets, technology, know-how, copyrights, trademarks, tradenames, and rights to any of the foregoing), the failure to possess which would have a Material Adverse Effect on Condor or would prevent Condor from carrying on its business and completing the development of new products as currently contemplated ("Proprietary Rights"), and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Set forth in Section 3.11 the of Condor Disclosure Schedule is a list of all Proprietary Rights consisting of patents, patent applications, trademarks, trademark applications, trade names and service marks owned or utilized by Condor or its Affiliated Entities. Section 3.11 of the Condor Disclosure Schedule also lists all licenses or other contracts related to Propriety Rights, other than those entered into in the ordinary course. With respect to such Proprietary Rights, and except as set forth in Section 3.11 of the Condor Disclosure Schedule, (i) Condor has no Knowledge of any claim asserted by any person challenging such Proprietary Rights which could have a Material Adverse Effect on the business of Condor and its Affiliated Entities, (ii) to the Knowledge of Condor, none of the aforesaid infringes or otherwise violates the rights of others or is being infringed by others, and (iii) except for sales and licenses in the ordinary course of business, no licenses, sublicenses or agreements pertaining to any of the aforesaid have been granted by Condor or any Affiliated Entity.

                  Section 3.12        Litigation

                  Except as set forth in Section 3.12 of the Condor Disclosure Schedule, there is no Proceeding (as defined below) pending or, to the Knowledge of Condor, threatened against or involving Condor or any of its Affiliated Entities or any of their respective properties, assets, rights or obligations before any court, arbitrator or administrative or governmental body, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Condor or any of its Affiliated Entities involving sums in excess of $75,000. Neither Condor nor any of its Affiliated Entities is in violation of any term of any judgment, decree, injunction or order outstanding against it. There are no Proceedings pending or, to the Knowledge of Condor, threatened against Condor or any of its Affiliated Entities arising out of or in any way related to this Agreement or any of the transactions contemplated hereby. As used in this Agreement, "Proceeding" means any action, suit, hearing, arbitration or governmental investigation (whether public or private). None of the Proceedings set forth in Section 3.12 of the Condor Disclosure Schedule could result in any Material Adverse Effect.

                  Section 3.13        Insurance

                  All material policies of fire, liability, workmen's compensation and other similar forms of insurance owned or held by Condor and each Affiliated Entity are in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding and enforceable policies, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Such policies, together with the self-insurance reserves, if any, reflected on the most recent Condor SEC Filings, and such other policies and reserves added since such date, provide, to the Knowledge of Condor, insurance coverage that is adequate for the assets and operations of Condor. Since January 1, 1994, Condor and its Affiliated Entities have been covered by insurance in scope and amount customary and reasonable for business in which it has engaged during such period.

                  Section 3.14        Compliance with Laws

                  Condor and each Affiliated Entity have complied in all material respects with the laws and regulations of federal, state, local and foreign governments and all agencies thereof which are applicable to the business or properties of Condor or any Affiliated Entity, a violation of which would result in a Material Adverse Effect on Condor. Except for all licenses, permits, consents, authorizations and orders contained in Section 3.10, Condor holds such licenses, permits, consents, authorizations and orders of such governmental or regulatory authorities as are necessary to carry on its business as currently being conducted and as anticipated to be conducted, the failure to hold which could have a Material Adverse Effect on Condor, and such licenses, permits, consents, authorizations and orders are in full force and effect and have been and are being fully complied with by Condor.

                  Section 3.15        Employee Benefit Plans

                  (a)......Except  as set forth in Section 3.15(a) to the Condor
Disclosure Schedule, (i) neither Condor nor any entity that together with Condor is treated as a single employer pursuant to Section 414(b) or (c) of the Code or
Section 3(5) or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate"), maintains or in the past has maintained any Employee Benefit Plan, as defined in ERISA, under which Condor or any of its Affiliated Entities has any present or future obligation or liability or under which any present or former employee of Condor or its Affiliated Entities has any present or future rights to benefits, (ii) each Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule has been administered in accordance with the applicable requirements of ERISA and the Code, and in the case of any such Plan that is funded for purposes of ERISA and the Code, has not incurred any federal income or excise tax liability which would have a Material Adverse Effect on Condor, (iii) all material reports and information required to be filed with the United States Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation, or distributed to participants and their beneficiaries with respect to each Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule, has been timely filed or distributed and, with respect to each Employee Benefit Plan for which an Annual Report has been filed, no change has occurred with respect to the matters covered by the Annual Report since the date of the most recent such Annual Report which could reasonably be expected to have a Material Adverse Effect on Condor, and (iv) there have been no non-exempt "prohibited transactions" (as that term is defined in the Code or in ERISA) with respect to any Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule and no material penalty or tax under ERISA or the Code has been imposed upon Condor or any of its Affiliated Entities and there are no pending or, to Condor's Knowledge, threatened claims by or on behalf of any Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule, by any employee or beneficiary covered by Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule, or otherwise involving an Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule, other than claims for benefits in the ordinary course and other than claims which would not have a Material Adverse Effect on Condor.

                  (b)......Each  Employee Benefit Plan listed in Section 3.15(a)
of the Condor Disclosure Schedule which is an "employee pension benefit plan," as defined in ERISA and which is intended to be "qualified" within the meaning of Section 401(a) of the Code, is so qualified, and, except as set forth in
Section 3.15(b) of the Condor Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service with respect to such plan and no such plan has been amended since the issuance of the most recent determination letter issued by the Internal Revenue Service with respect thereto. No Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

                  (c)......Condor or its Affiliated  Entities has not maintained
or  contributed   to,  or  been  obligated  or  required  to  contribute  to,  a
"multiemployer plan," as such term is defined in Section 3(37) of ERISA.

                  Section 3.16        Employment Related Agreements

                  Except as described in Section 3.03, 3.15 or 3.16 of the Condor Disclosure Schedule, neither Condor nor any of its Affiliated Entities is a party to any bonus, profit sharing, stock option, incentive, pension, retirement, deferred compensation, consulting, severance, indemnification, employment or similar arrangement or agreement with officers, directors or employees of Condor or any of its Affiliated Entities ("Employment Related Agreements").

                  Section 3.17        Labor Agreements and Controversies

                  Neither Condor nor any of its Affiliated Entities is a party to any collective bargaining agreement nor are there any union representation proceedings or labor controversies pending or, to the Knowledge of Condor, threatened against Condor or any of its Affiliated Entities.

                  Section 3.18        Environmental Matters

                  (a)......Except  as  disclosed  in Section  3.18 of the Condor
Disclosure Schedule, Condor is in full compliance with all laws, rules, regulations, and other legal requirements relating to the prevention of pollution and the protection of human health or the environment, including all such legal requirements pertaining to human health and safety (collectively, "Environmental Laws"), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect on Condor; and Condor possesses and can transfer to Amwest all permits, licenses, and similar authorizations required under Environmental Laws. Except as disclosed in Section 3.18 of the Condor Disclosure Schedule, Condor or an Affiliated Entity has not received written notice of, or, to the best Knowledge of Condor, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on Condor; and to the best Knowledge of Condor, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b)......Except  as  disclosed  in Section  3.18 of the Condor
Disclosure Schedule, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Condor or an Affiliated Entity that are pending or, to the best Knowledge of Condor, threatened against Condor or an Affiliated Entity or, to the best Knowledge of Condor, against any person or entity whose liability for any Environmental Claim Condor or an Affiliated Entity has or may have retained or assumed either contractually or by operation of law.

                  Section 3.19        Certain Fees

                  Neither Condor, nor any of its Affiliated Entities nor any of their directors, officers or stockholders has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or similar fees or commissions in connection with the transactions contemplated by this Agreement.

                  Section 3.20        Disclosure

                  To the best of Condor's Knowledge, no representation or warranty by Condor in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by Condor to Amwest or Amwest contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 3.21 Post-Retirement and Post-Employment Benefit Obligations

                  All obligations associated with the benefits to be provided to present and former employees after retirement or termination have been properly recognized as liabilities on Condor's balance sheet at December 31, 1994 in accordance with Financial Accounting Standards Board Statements No. 106 and 112.

                  Section 3.22        Registration Statement and Proxy Statement

                  None of the information with respect to Condor or any affiliate or associate of Condor that has been supplied by Condor or any of its accountants, counsel or other authorized representatives in writing (the "Condor Information") specifically for use in the Proxy Materials or the Registration Statement will, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Section 3.23        Absence of Questionable Payments

                  (a)......Neither  Condor  nor any  Affiliated  Entity  nor any
director, officer, agent or employee or any other person authorized to act on behalf of Condor nor any Affiliated Entity has used any corporate or other funds on behalf of Condor or any Affiliated Entity in any significant amount for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures in any significant amount relating to political activity, government officials or others and neither Condor nor any Affiliated Entity nor any director, officer, agent or employee or any other person authorized to act on behalf of Condor or any Affiliated Entity has accepted or received any unlawful contributions, payments, gifts or expenditures in any significant amount.

                  (b)......Neither Condor nor any director, officer, employee or agent of Condor acting in such person's capacity as such, or any Affiliated Entity (1) has solicited or received any remuneration (including any kickback, bribe, rebate or other payment, whether in cash or in kind), directly or indirectly, overtly or covertly in return for (A) referring a Person to another Person in connection with the furnishing or arranging for the furnishing of any item, product or service or (B) purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any good, facility, service or item, where any of the foregoing has violated, or could be deemed to violate, any applicable law, (2) has offered or paid any such remuneration directly or indirectly, overtly or covertly, to any person to induce such Person to so refer a Person or to so purchase, lease, order, arrange for or recommend, and (3) is a party to any agreement or arrangement, written or oral, that may result in any of the events described in clauses (1) or (2).

                  Section 3.24        Guaranties.

                  Other than risks or liabilities assumed pursuant to insurance policies or contracts issued by any of Condor's Affiliated Entities, neither Condor nor any of its Affiliated Entities is a guarantor or otherwise liable for any liability or obligation of any other person other than Condor and the Affiliated Entities.

                  Section 3.25        Material Contracts.

                  (a)......Section  3.25(a)  of the Condor  Disclosure  Schedule
lists all of the following contracts not otherwise listed on the Condor Disclosure Schedule to which Condor is a party or by which any of its properties or assets are bound: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which Condor is a party involving employees of Condor, but excluding any insurance policies issued by Condor's Affiliated Entities); (ii) material licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of Condor (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1993; (vi) contracts or agreements with any governmental entity; (vii) other contracts which materially affect the business, properties or assets of Condor and its Affiliated Entities taken as a whole and are not otherwise disclosed in this Agreement or were entered into other than in the ordinary course of business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, for purposes of this Section 3.25 only, the "Contracts"). Condor has delivered or otherwise made available to Amwest true, correct and complete copies of the Contracts listed in
Section 3.25(a) of the Condor Disclosure Schedule, together with all amendments, modifications and supplements thereto and all side letters to which Condor is a party affecting the obligations of any party thereunder.

                  (b)......Except as set forth in Section 3.25(b) of the Condor
Disclosure Schedule:

 ...........................(i) Each of the Contracts is valid and enforceable in accordance with its terms, and there is no material default under any Contract so listed either by Condor or, to the Knowledge of Condor, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by Condor or, to the Knowledge of Condor, any other party.

 ...........................(ii)     No party to any such Contract has given
notice to Condor of or made aclaim against Condor with respect to any material breach or material default thereunder.

                  (c)......With respect to those Contracts that were assigned or subleased to Condor by a third party, all necessary consents to such assignments or subleases have been obtained.

                  Section 3.26        Insurance Contracts and Rates.

                  All contracts, agreements, leases, policies or agreements of insurance or reinsurance, contracts, notes, mortgages, indentures, arrangements or other commitments or obligations, whether written or oral ("Insurance Contracts") regarding insurance, written or issued by Condor or any of its Insurance Subsidiaries as now in force are in all material respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. True, complete and correct copies of such forms have been furnished or made available to Amwest and there are no other forms of Insurance Contracts used in connection with Condor's and its Insurance Subsidiaries' business. Premium rates established by Condor or its Insurance Subsidiaries which are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

                  Section 3.27        Reinsurance.

                  Section 3.27 of the Condor Disclosure Schedule contains a list of all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which Condor or any Insurance Subsidiary is a party or under which Condor or any Insurance Subsidiary has any existing rights, obligations or liabilities. All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which Condor or any Insurance Subsidiary is a party or under which Condor or any Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect. Neither Condor nor any Insurance Subsidiary, nor, to the knowledge of Condor, any other party to a reinsurance or coinsurance treaty or agreement to which Condor or any Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. Condor has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

                  Section 3.28        Loss Reserves; Solvency.

                  Except as set forth in Section 3.28 of the Condor Disclosure Schedule, the reserve for loss and loss adjustment expense liabilities set forth in the most recent Condor SEC Filing and subsequent Condor SEC Filings provided to Amwest after the date hereof was or will be determined in accordance with generally accepted actuarial standards and principles consistently applied, is fairly stated in accordance with sound actuarial principles and statutory accounting principles and meets the requirements of the insurance statutes, laws and regulations of the State of California. Except as disclosed in Section 3.28 of the Condor Disclosure Schedule, the reserves for loss and loss adjustment expense liabilities reflected in the most recent Condor SEC Filing and subsequent Condor SEC Filings provided to Amwest after the date hereof and established on the books of Condor for all future insurance and reinsurance losses, claims and expenses make or will make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Condor and its Insurance Subsidiaries under the terms of its policies and agreements. Condor and each of its Insurance Subsidiaries owns assets which qualify as admitted assets under California state insurance laws in an amount at least equal to the sum of all of their respective required insurance reserves and minimum statutory capital and surplus as required by Sections 700.01 through 700.05 of the Insurance Code. The value of the assets of Condor and its Affiliated Entities at their present fair saleable value is greater than their total liabilities, including contingent liabilities, and Condor and its Affiliated Entities have assets and capital sufficient to pay their liabilities, including contingent liabilities, as they become due.

                  Section 3.29        Opinion of Financial Advisor

                  Wedbush Morgan Securities (the "Condor Financial Advisor") has delivered to the Condor board of directors its written opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the public holders of Condor Common Stock from a financial point of view, a signed, true and complete copy of which opinion has been delivered to Amwest, and such opinion has not been withdrawn or modified.

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                                     AMWEST

                  Amwest represents and warrants to Condor as follows:

                  Section 4.01        Corporate Organization

                  Amwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Amwest. Amwest has delivered to Condor complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof.

                  Section 4.02        Authorization

                  Amwest has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Amwest of this Agreement and the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors and, except for the approval of the stockholders of Amwest Common Stock contemplated herein, no other corporate proceeding is necessary for the execution and delivery thereof, and the performance of Amwest's obligations hereunder, and the consummation by it of the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Amwest enforceable against Amwest in accordance with its terms.

                  Section 4.03        Capitalization

                  The authorized capital stock of Amwest as well as the number of issued and outstanding shares of each class of capital stock of Amwest is as set forth on Section 4.03 of the Amwest Disclosure Schedule to this Agreement executed by Amwest and delivered to Condor simultaneously with the execution of this Agreement (the "Amwest Disclosure Schedule"). All of such outstanding shares have been duly and validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Except as set forth on Section
4.03 of the Amwest Disclosure Schedule, there are no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to (i) the issuance of shares of capital stock of Amwest or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares, (ii) obligating Amwest to purchase shares of Amwest Common Stock or any security convertible into Amwest Common Stock, or (iii) obligating any of the stockholders of Amwest to purchase, sell or transfer any Amwest Common Stock. Section 4.03 of Amwest Disclosure Schedule lists each of Amwest's stock option plans and other stock award plans, true and correct copies of which have been provided by Amwest to Condor.

                  Section 4.04        Financial Statements and Reports

                  Since  January  1,  1994,  Amwest  has filed  with the SEC all reports, registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC (collectively, the "Required Amwest Reports"), all of which, as of their respective effective dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Amwest has delivered to Condor true and complete copies of
(i) Amwest's Annual Report on Form 10-K for the fiscal years ended December 31, 1994, as filed with the SEC, (ii) Quarterly Reports on Form 10-Q for the three months ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the SEC, (iii) proxy statements relating to all meetings of Amwest's stockholders (whether annual or special) held or scheduled to be held since January 1, 1994, (iv) all other forms, reports, statements and documents filed by Amwest with the SEC since January 1, 1994 and (v) all reports, statements and other information provided by Amwest to its stockholders since January 1, 1994 (collectively, the "Amwest SEC Filings"). As of their respective dates, none of the Required Amwest Reports or Amwest SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Amwest included or incorporated by reference in the Amwest SEC Filings were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accountants), and present fairly the financial position and results of operations, cash flows and changes in stockholders' equity of Amwest and its consolidated Affiliated Entities as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to the absence of notes and to normal year-end adjustments, and are consistent with the books and records of Amwest.

                  Section 4.05        Absence of Certain Changes

                  Except as set forth in Amwest SEC Filings or in Section 4.05 of the Amwest Disclosure Schedule, since December 31, 1994, Amwest, and each Affiliated Entity, have conducted their respective businesses only in the ordinary and usual course and there has not been any event, change or development which has had or will have a Material Adverse Effect on Amwest.

                  Section 4.06        Consents and Approvals; No Violations

                  There is no requirement applicable to Amwest or any of its Affiliated Entities to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than (i) requirements of the HSR Act, (ii) requirements of the Insurance Code, the Arizona State Department of Insurance and applicable Arizona insurance code provisions and regulations thereunder, and any other applicable insurance regulatory authorities and applicable insurance code provisions and regulations thereunder, (iii) filings with the SEC pursuant to the Securities Act and the Exchange Act, (iv) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states,
(v) compliance with the requirements of the ASE, (vi) the written consent from Union Bank regarding the Merger and the transactions contemplated thereby, or
(vii) where the failure to make any such filing, or to obtain such permit, authorization, consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent Amwest from performing its obligations under this Agreement. Except as set forth in Section 4.06 of the Amwest Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Amwest or any Affiliated Entity is a party or by which any of them is bound or to which any of their assets is subject, except as would not have a Material Adverse Effect on Amwest, (b) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws (or other charter documents) of Amwest or any Affiliated Entity, or, except as would not have a Material Adverse Effect on Amwest, a default under or violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of them is a party or by which any of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or
(c) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Amwest or any Affiliated Entity is subject.

                  Section 4.07        Litigation

                  Except as set forth in Section 4.07 of the Amwest Disclosure Schedule, there is no action, proceeding or investigation pending or, to the Knowledge of Amwest, threatened against or involving Amwest or any of its Affiliated Entities or any of their respective properties, assets, rights or obligations before any court, arbitrator or administrative or governmental body nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Amwest or any of its Affiliated Entities in which a decision could have a Material Adverse Effect on Amwest. Neither Amwest nor any of its Affiliated Entities is in violation of any term of any judgment, decree, injunction or order outstanding against it. There are no actions, suits or proceedings pending or, to the Knowledge of Amwest, threatened against Amwest or any of its Affiliated Entities arising out of or in any way related to this Agreement or any of the transactions contemplated hereby.

                  Section 4.08        Compliance with Laws

                  Amwest and each Affiliated Entity have complied in all material respects with the laws and regulations of federal, state, local and foreign governments and all agencies thereof which are applicable to the business or properties of Amwest or any Affiliated Entity, a violation of which would result in a Material Adverse Effect on Amwest, including the provisions of the Insurance Code.

                  Section 4.09        Proxy Statement, Etc.

                  The Proxy Statement and Registration  Statement (as defined in
Section 2.02) and all amendments and supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement, the Registration Statement and any amendments thereof or supplements thereto, will not, on the date the Proxy Statement and Registration Statement are first mailed to stockholders of Condor, at the time the meeting of the stockholders of Amwest referred to in Section 2.02 hereof is convened or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Amwest makes no representation or warranty with respect to any information furnished to it by Condor or any of their accountants, counsel or other authorized representatives in writing specifically for inclusion in the Proxy Statement or the Registration Statement.

                  Section 4.10        No Undisclosed Liabilities

                  Except as set forth in Section 4.10 of the Amwest Disclosure Schedule, and except as and to the extent set forth on the consolidated balance sheet of Amwest as of December 31, 1994 (including those liabilities and potential liabilities referred to in the financial footnotes thereto), included in the Required Amwest Reports, neither Amwest nor any Affiliated Entities had, at such date, any liabilities or obligations (absolute, accrued, contingent or otherwise) greater than $100,000, taken as a whole and since that date neither Amwest nor any Affiliated Entities has incurred any liabilities or obligations material to Amwest and Affiliated Entities taken as a whole except those incurred in the ordinary and usual course of business and consistent with past practice or in connection with or as a result of the transactions contemplated by this Agreement to which Amwest is or is to be a party.

                  Section 4.11        Disclosure

                  To the best of Amwest's knowledge, no representation or warranty by Amwest in this Agreement and no statement contained or to be contained in any document, certificate or other writing furnished or to be furnished by Amwest to Condor, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 4.12 Post-Retirement and Post-Employment Benefit Obligations

                  Except as described in Section 4.12 of the Amwest Disclosure Schedule, all obligations associated with benefits to be provided to present and former employees after retirement or termination have been properly recognized as liabilities on Amwest's balance sheet at December 31, 1994 in accordance with Financial Accounting Standards Board Statements Nos. 106 and 112.

                  Section 4.13        Employee Benefit Plans

                  (a)......Except  as set forth in Section 4.13(a) to the Amwest
Disclosure Schedule, (i) neither Amwest nor any entity that together with Amwest is treated as a single employer pursuant to Section 414(b) or (c) of the Code or
Section 3(5) or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate"), maintains or in the past has maintained any Employee Benefit Plan, as defined in ERISA, under which Amwest or any of its Affiliated Entities has any present or future obligation or liability or under which any present or former employee of Amwest or its Affiliated Entities has any present or future rights to benefits, (ii) each Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule has been administered in accordance with the applicable requirements of ERISA and the Code, and in the case of any Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule that is funded for purposes of ERISA and the Code, has not incurred any federal income or excise tax liability which would have a Material Adverse Effect on Amwest, (iii) all material reports and information required to be filed with the United States Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation, or distributed to participants and their beneficiaries with respect to each Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule, has been timely filed or distributed and, with respect to each Employee Benefit Plan for which an Annual Report has been filed, no change has occurred with respect to the matters covered by the Annual Report since the date of the most recent such Annual Report which could reasonably be expected to have a Material Adverse Effect on Amwest, and (iv) there have been no non-exempt "prohibited transactions" (as that term is defined in the Code or in ERISA) with respect to any Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule and no material penalty or tax under ERISA or the Code has been imposed upon Amwest or any of its Affiliated Entities and there are no pending or, to Amwest's Knowledge, threatened claims by or on behalf of any Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule, by any employee or beneficiary covered by Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule, or otherwise involving an Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule, other than claims for benefits in the ordinary course and other than claims which would not have a Material Adverse Effect on Amwest.

                  (b)......Each  Employee Benefit Plan listed in Section 4.13(a)
of the Amwest Disclosure Schedule which is an "employee pension benefit plan," as defined in ERISA and which is intended to be "qualified" within the meaning of Section 401(a) of the Code, is so qualified, and, except as set forth in
Section 4.13(b) of the Amwest Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service with respect to such plan and no such plan has been amended since the issuance of the most recent determination letter issued by the Internal Revenue Service with respect thereto. No Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

                  (c)......Amwest  has not maintained or contributed to, or been obligated or required to contribute to, a "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

                  Section 4.14        Environmental Matters

                  (a)......Except  as  disclosed  in Section  4.14 of the Amwest
Disclosure Schedule, Amwest is in full compliance with all laws, rules, regulations, and other legal requirements relating to the prevention of pollution and the protection of human health or the environment, including all such legal requirements pertaining to human health and safety (collectively, "Environmental Laws"), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect on Amwest, which compliance includes, but is not limited to, the possession by Amwest of all material permits, and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as disclosed in
Section 4.14 of the Amwest Disclosure Schedule, Amwest or an Affiliated Entity has not received written notice of, or, to the best Knowledge of Amwest, is the subject of, an Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Amwest; and to the best Knowledge of Amwest, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b)......Except  as  disclosed  in Section  4.14 of the Amwest
Disclosure Schedule, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Amwest or an Affiliated Entity that are pending or, to the best Knowledge of Amwest, threatened against Amwest or an Affiliated Entity or, to the best Knowledge of Amwest, against any person or entity whose liability for any Environmental Claim Amwest or an Affiliated Entity has or may have retained or assumed either contractually or by operation of law.

                  Section 4.15        Absence of Questionable Payments

                  (a)......Neither  Amwest  nor any  Affiliated  Entity  nor any
director, officer, agent or employee or any other person authorized to act on behalf of Amwest nor any Affiliated Entity has used any corporate or other funds on behalf of Amwest or any Affiliated Entity in any significant amount for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures in any significant amount relating to political activity, government officials or others and neither Amwest nor any Affiliated Entity nor any director, officer, agent or employee or any other person authorized to act on behalf of Amwest or any Affiliated Entity has accepted or received any unlawful contributions, payments, gifts or expenditures in any significant amount.

                  (b)......Neither Amwest, nor any director,  officer,  employee or agent of Amwest acting in such person's capacity as such, or any Affiliated Entity (1) has solicited or received any remuneration (including any kickback, bribe, rebate or other payment, whether in cash or in kind), directly or indirectly, overtly or covertly in return for (A) referring a Person to another Person in connection with the furnishing or arranging for the furnishing of any item, product or service or (B) purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any good, facility, service or item, where any of the foregoing has violated, or could be deemed to violate, any applicable law, (2) has offered or paid any such remuneration directly or indirectly, overtly or covertly, to any Person to induce such Person to so refer a Person or to so purchase, lease, order, arrange for or recommend, and (3) is a party to any agreement or arrangement, written or oral, that may result in any of the events described in clauses (1) or (2).

                  Section 4.16        Certain Fees

                  Neither Amwest, nor any of its Affiliated Entities nor any of their directors, officers or stockholders has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or similar fees or commissions in connection with the transactions contemplated by this Agreement.

                  Section 4.17        Taxes

                  (a)......Section  4.17 of the Amwest Disclosure  Schedule sets forth: (i) the taxable years of Amwest and Tax Affiliates as to which the respective statutes of limitations on the assessment of United States federal income and any applicable state, local or foreign income, franchise and premium Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations by the Internal Revenue Service or the state, local or foreign taxing authority have been completed, those years for which examinations by such agencies are presently being conducted, those years for which notice of pending or threatened examination or adjustment has been received, those years for which examinations by such agencies have not been initiated, and those years for which required Returns for such Taxes have not yet been filed. Except to the extent indicated in Section 4.17 of the Amwest Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or state, local or foreign taxing authority have been fully paid, or are fully reflected as a liability in the Required Amwest Reports, or are set forth in Section 4.17 of the Amwest Disclosure Schedule, are being contested and an adequate reserve therefor has been established and is fully reflected in the Required Amwest Reports to the extent required by GAAP. Section 4.17 of the Amwest Disclosure Schedule sets forth all Returns not otherwise described above that are presently under examination with respect to Taxes and all assessments and deficiencies with respect to the Returns that are presently being contested by Amwest and Tax Affiliates.

                  (b)......Amwest represents and warrants to Condor that, except as described in Section 4.17 of the Amwest Disclosure Schedule:

(i) Amwest and its Tax Affiliates have filed on a timely basis all Returns required to have been filed by it and have paid on a timely basis all Taxes shown thereon as due. All such Returns are true, complete and correct in all material respects. The provisions for taxes in the Required Amwest Reports set forth in all material respects the maximum liability of Amwest and the Affiliated Entities for Taxes relating to periods covered thereby. No liability for Taxes has been incurred by Amwest and the Affiliated Entities since the dates of the Required Amwest Reports other than in the ordinary course of their business. No director, officer or employee of Amwest or any of the Affiliated Entities having responsibility for Tax matters has reason to believe that any Taxing authority has valid grounds to claim or assess any material additional Tax with respect to Amwest or the Tax Affiliates in excess of the amounts shown on the Required Amwest Reports for the periods covered thereby.

(ii) With respect to all amounts in respect of Taxes imposed upon Amwest or Tax Affiliates, or for which Amwest or Tax Affiliates are or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Effective Time, all applicable Tax laws and agreements have been fully complied with, and all such amounts required to be paid by Amwest and Tax Affiliates to taxing authorities or others have been paid, in all material respects.

(iii) None of the Returns required to be filed by Amwest and Tax Affiliates contains, or were required to contain (in order to avoid the imposition of a penalty), a disclosure statement under Section 6662 (or any predecessor provision) of the Code, or any similar provision of state, local or foreign law;

(iv) Neither Amwest nor any Tax Affiliate has received notice that the IRS or any other taxing authority has asserted against Amwest or such Tax Affiliate any deficiency or claim for additional Taxes in connection with any Return, and no issues have been raised (and are currently pending) by any taxing authority in connection with any Return. Neither Amwest nor any Tax Affiliate has received notice that it is or may be subject to Tax in a jurisdiction in which it has not filed or does not currently file Returns;

(v) There is no pending or, to Amwest's Knowledge, threatened action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made, of or by Amwest and Tax Affiliates with respect to Taxes;

(vi) All Tax deficiencies asserted or assessed against Amwest and Tax Affiliates have been paid or finally settled with no further amounts owed;

(vii) All amounts that were required to be collected or withheld by Amwest and Tax Affiliates have been duly collected or withheld in all material respects, and all such amounts that were required to be remitted to any taxing authority have been duly remitted in all material respects;

(viii) Amwest and Tax Affiliates have not requested an extension of time to file any Return not yet filed, and have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney granted by Amwest or Tax Affiliates with respect to Taxes is in force;

(ix) Amwest and Tax Affiliates have not taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of Amwest or any Tax Affiliate from any taxable period ending on or before or including the Effective Time to any subsequent taxable period;

(x) Other than the Affiliated Entities, Amwest has had no Tax Affiliates during any period with respect to which the applicable statue of limitations on the assessment of Taxes remains open;

(xi) Amwest was not acquired in a "qualified stock purchase" under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or similar election are applicable to Amwest or any Tax Affiliate;

(xii) Neither Amwest nor any Tax Affiliate is required to include in income any adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Effective Time, and Amwest has no Knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method or other adjustment;

(xiii)There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Amwest or the Affiliated Entities;

(xiv) Neither Amwest nor any of the Affiliated Entities are party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, whether by reason of the Merger or otherwise;

(xv) Neither Amwest nor any Affiliated Entity is, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign Tax law);

(xvi) Neither Amwest nor any of the Affiliated Entities has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and neither Amwest nor any of the Affiliated Entities has engaged in a trade or business within any foreign country;

(xvii)Amwest and the Affiliated Entities are not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes;

(xviii)Neither Amwest nor any of the Affiliated Entities has not made a "waters edge election" pursuant to California Revenue and Taxation Code Section 25110;

(xix) There are no excess loss accounts, deferred intercompany gains or losses, or intercompany items, as such terms are defined in the Treasury Regulations, that will be required to be recognized or otherwise taken into account as a result of the acquisition of the Amwest Common Stock pursuant to this Agreement;

(xx) Neither Amwest nor any of the Affiliated Entities has filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign Tax law); and

(xxi) Neither Amwest nor any of the Affiliated Entities is a party to or bound by any Tax sharing agreement nor has any current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property Taxes, sales/use Taxes or gross receipts Taxes (but not income, franchise or premium Taxes) imposed on lease payments arising from terms that are customary for leases of similar property.

                  Section 4.18        Affiliated Entities

                  (a)......Except  as set forth in Section 4.18(a) of the Amwest
Disclosure Schedule, Amwest has no direct or indirect Affiliated Entities. Each Affiliated Entity of Amwest listed on Section 4.18(a) of Amwest Disclosure
Schedule is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification or licensing, except where the failure to be so qualified would not have a Material Adverse Effect on Amwest. Amwest has delivered to Condor complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of each such Affiliated Entity as in effect on the date hereof.

                  (b)......Except  as set forth in Section 4.18(b) of the Amwest
Disclosure  Schedule,  Amwest  is,  directly  or  indirectly,   the  record  and
beneficial owner of all of the outstanding shares of capital stock of each of its Affiliated Entities, and all of the outstanding shares of capital stock of each such Affiliated Entity are duly and validly issued, were not issued in violation of any preemptive rights, are fully paid and non-assessable and are owned free and clear of any claim, lien, encumbrance or agreement with respect thereto. Except as and to the extent set forth in Section 4.18(b) of the Amwest Disclosure Schedule, there are not any options, warrants, subscriptions, conversion or other rights, agreements, or commitments, arrangements or understandings with respect to the issuance of capital stock of any Affiliated Entity of Amwest or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares.

                  Section 4.19        Reinsurance.

                  Section 4.19 of the Amwest Disclosure Schedule contains a list of all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which Amwest or any Insurance Subsidiary is a party or under which Amwest or any Insurance Subsidiary has any existing rights, obligations or liabilities. All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which Amwest or any Insurance Subsidiary is a party or under which Amwest or any Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect. Neither Amwest nor any Insurance Subsidiary, nor, to the knowledge of Amwest, any other party to a reinsurance or coinsurance treaty or agreement to which Amwest or any Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. Amwest has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

                  Section 4.20        Insurance:  Licenses, Permits and Filings

                  Amwest is duly organized and registered as a California insurance holding company, and each Insurance Subsidiary is duly organized and licensed as an insurance company in California and is duly licensed or authorized as an insurer or reinsurer in any other jurisdiction where it is required to be so licensed or authorized to conduct its business, or is subject to no liability or disability that would have a Material Adverse Effect by reason of the failure to be so licensed or authorized in any such jurisdiction. Since January 1, 1994, Amwest has made all required filings under applicable insurance holding company statutes. Each of Amwest and its Insurance Subsidiaries has all other necessary Insurance Licenses to conduct their businesses as currently conducted and all such Insurance Licenses are valid and in full force and effect, except such Insurance Licenses which the failure to have or to be in full force and effect individually or in the aggregate would not have a Material Adverse Effect. Section 4.20 of the Amwest Disclosure Schedule lists each order and written understanding or agreement of or with the Department currently in effect and applicable to Amwest or any of its Insurance Subsidiaries. Neither Amwest nor any Affiliated Entity has received any notification (which notification has not been withdrawn or otherwise resolved prior to the date of this agreement) from the Department or any other insurance regulatory authority to the effect that any additional Insurance License from such insurance regulatory authority is needed to be obtained by Amwest or any Affiliated Entity in any case where it could be reasonably expected that (x) Amwest or any Affiliated Entity would in fact be required either to obtain any such additional Insurance License, or cease or otherwise limit writing certain business and (y) obtaining such Insurance License or the limiting of such business would have a Material Adverse Effect. Each Insurance Subsidiary is in compliance with the requirements of the insurance laws and regulations of California and the insurance laws and regulations of any other jurisdiction which are applicable to such Insurance Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder or in any such case is subject to no Material Adverse Effect by reason of the failure to so comply or file.

                  Section 4.21        Guaranties.

                  Other than risks or liabilities assumed pursuant to insurance policies or contracts issued by any of Amwest's Affiliated Entities, neither Amwest nor any of its Affiliated Entities is a guarantor or otherwise liable for any liability or obligation of any other person other than Amwest and the Affiliated Entities.

                  Section 4.22        Material Contracts.

                  (a)......Section  4.22(a)  of the Amwest  Disclosure  Schedule
lists all of the following contracts not otherwise listed on the Amwest Disclosure Schedule to which Amwest is a party or by which any of its properties or assets are bound: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which Amwest is a party involving employees of Amwest, but excluding any insurance policies issued by Amwest's Affiliated Entities); (ii) material licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of Amwest (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1993; (vi) contracts or agreements with any governmental entity; (vii) other contracts which materially affect the business, properties or assets of Amwest and its Affiliated Entities taken as a whole and are not otherwise disclosed in this Agreement or were entered into other than in the ordinary course of business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, for purposes of this Section 4.22 only, the "Contracts"). Amwest has delivered or otherwise made available to Condor true, correct and complete copies of the Contracts listed in
Section 4.22(a) of the Amwest Disclosure Schedule, together with all amendments, modifications and supplements thereto and all side letters to which Amwest is a party affecting the obligations of any party thereunder.

                  (b)......Except as set forth in Section 4.22(b) of the Amwest
Disclosure Schedule:

 ...........................(i) Each of the Contracts is valid and enforceable in accordance with its terms, and there is no material default under any Contract so listed either by Amwest or, to the Knowledge of Amwest, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by Amwest or, to the Knowledge of Amwest, any other party.

 ...........................(ii)     No party to any such Contract has given
notice to Amwest of or made aclaim against Amwest with respect to any material breach or material default thereunder.

                  (c)......With respect to those Contracts that were assigned or subleased to Amwest by a third party, all necessary consents to such assignments or subleases have been obtained.

                  Section 4.23        Insurance Contracts and Rates.

                  All Insurance Contracts regarding insurance, written or issued by Amwest or any of its Insurance Subsidiaries as now in force are in all material respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. True, complete and correct copies of such forms have been furnished or made available to Condor and there are no other forms of Insurance Contracts used in connection with Amwest's and its Insurance Subsidiaries' business. Premium rates established by Amwest or its Insurance Subsidiaries which are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

                  Section 4.24        Loss Reserves; Solvency.

                  Except as set forth in Section 4.24 of the Amwest Disclosure Schedule, the reserve for loss and loss adjustment expense liabilities set forth in the most recent Amwest SEC Filing and subsequent Amwest SEC Filings provided to Condor after the date hereof was or will be determined in accordance with generally accepted actuarial standards and principles consistently applied, is fairly stated in accordance with sound actuarial principles and statutory accounting principles and meets the requirements of the insurance statutes, laws and regulations of the State of California. Except as disclosed in Section 4.24 of the Amwest Disclosure Schedule, the reserves for loss and loss adjustment expense liabilities reflected in the most recent Amwest SEC Filing and subsequent Amwest SEC Filings provided to Condor after the date hereof and established on the books of Amwest for all future insurance and reinsurance losses, claims and expenses make or will make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Amwest and its Insurance Subsidiaries under the terms of its policies and agreements. Amwest and each of its Insurance Subsidiaries owns assets which qualify as admitted assets under California state insurance laws in an amount at least equal to the sum of all of their respective required insurance reserves and minimum statutory capital and surplus as required by Sections 700.01 through 700.05 of the Insurance Code. The value of the assets of Amwest and its Affiliated Entities at their present fair saleable value is greater than their total liabilities, including contingent liabilities, and Amwest and its Affiliated Entities have assets and capital sufficient to pay their liabilities, including contingent liabilities, as they become due.

                                              ARTICLE V
                                              COVENANTS

                  Section 5.01        Conduct of Business of Condor and Amwest

                  Except as contemplated by this Agreement or to the extent that the other party to this Agreement shall otherwise consent in writing, during the period from the date of this Agreement to the Effective Time, Condor and its Affiliated Entities and Amwest and its Affiliated Entities, respectively, will conduct their respective operations only in, and Condor and its Affiliated Entities and Amwest and its Affiliated Entities, respectively, will not take any action, except in the ordinary course of business, and Condor and its Affiliated Entities and Amwest and its Affiliated Entities, respectively, will use all reasonable efforts to preserve intact in all material respects their respective business organizations, assets, prospects and advantageous business relationships, to keep available the services of their respective officers and key employees and to maintain satisfactory relationships with their respective licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with them. Without limiting the generality of the foregoing, except as contemplated by this Agreement, neither Condor or any of its Affiliated Entities nor Amwest or any of its Affiliated Entities, respectively, will, without the prior written consent of the other parties to this Agreement:

                  (a)......amend its Articles or Certificate of Incorporation or
Bylaws or change its authorized number of directors, except that each of Amwest Surety Insurance Company and its subsidiary, Far West Insurance Company, may reincorporate or redomesticate under the laws of the State of Nebraska;

                  (b)......split,  combine  or  reclassify  any  shares  of  its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities, except that Amwest may pay regular quarterly cash dividends in accordance with past practice;

                  (c)......authorize  for  issuance,  issue,  sell or deliver or agree or commit to issue, sell, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock, other than the issuance by Condor or Amwest of shares of its Common Stock pursuant to the exercise of employee stock options and other rights set forth in the Condor or Amwest Disclosure Schedule;

                  (d)......other than in the ordinary course of business,  incur any material liability or obligation (absolute, accrued, contingent or otherwise) or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

                  (e)......enter  into, adopt or, except as determined by Condor or Amwest to be necessary to comply with applicable law or maintain tax-favored status (and any nonmaterial changes incidental thereto), amend any Employment Related Agreement or Employee Benefit Plan or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of their officers or directors or any general increase in the compensation payable or to become payable to their employees (including, in each case, any such increase pursuant to any Employment Related Agreement or Employee Benefit Plan, other than an increase pursuant to the terms of such an Employment Related Agreement or Employee Benefit Plan in effect on the date of this Agreement and reflected on the Condor or Amwest Disclosure Schedule), other than in connection with individual performance reviews in the ordinary course of business and consistent with past practice;

                  (f)......acquire (by merger, consolidation,  or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or purchase of an amount in excess of $50,000 individually, or in the aggregate, of properties or assets of any other individual or entity, provided, however, Condor and Amwest may each continue to make investment portfolio purchases and sales at their respective subsidiary levels in the ordinary course of their respective businesses and provided, further, that Amwest may make additional investments or acquisitions in an aggregate amount not to exceed $5 million;

                  (g)......pay,   discharge  or  satisfy  any  material  claims,
liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on Condor's or Amwest's Latest Balance Sheet, or subsequently incurred in the ordinary course of business, or disclosed pursuant to this Agreement;

                  (h)......acquire  (including by lease) any material  assets or properties or dispose of, mortgage or encumber any material assets or properties, other than in the ordinary course of business, except that Amwest may enter into a new real property lease or purchase agreement for a new corporate headquarters facility and that Amwest may purchase from Amwest Surety Insurance Company shares of Condor Common Stock;

                  (i)......waive, release, grant or transfer any material rights or modify or change in any material respect any material existing license, lease, contract or other document, other than in the ordinary course of business and consistent with past practice, except that Amwest may amend or modify its existing real property lease for its existing corporate headquarters facility;

                  (j)......except as may be required as a result of a change in law or in generally acceptedaccounting principles, change any of the accounting principles or practices used by it;

                  (k)......revalue  in any  material  respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                  (l)......make   or  revoke  any  Tax  election  or  settle  or
compromise any material Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes;

                  (m)......settle or compromise any pending or threatened suit, action or claim relating tothe transactions contemplated hereby;

                  (n)......settle  or compromise any pending or threatened suit, action or claim in the ordinary course of Amwest's or Condor's respective businesses, except that Amwest may settle, compromise or make payments with respect to its existing litigation relating to California Proposition 103; or

                  (o)......take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would at any time make any representation or warranty in Article III (other than Section 3.09 solely as it relates to payment, Sections 3.12 with respect to the defense of any litigation, arbitration or claim, and Section 3.13) or Article IV (other than Section 4.17 solely as it relates to payment and Section 4.07 with respect to the defense of any litigation, arbitration or claim) untrue or incorrect.

                  Section 5.02        Access to Information

                  (a)......Between  the date of this Agreement and the Effective
Time, Amwest and Condor will upon reasonable notice give to each other and the other's authorized representatives access during regular business hours to all of its personnel, plants, offices, warehouses and other facilities and to all of its books and records and will permit the other to make such inspections as it may require and will cause its officers and those of its Affiliated Entities to furnish the other with such financial and operating data and other information with respect to its business and properties as the other may from time to time reasonably request.

                  (b)......Information  obtained by the parties hereto  pursuant to this Section 5.02 shall be subject to the provisions of the confidentiality agreement between Amwest and Condor dated November 15, 1995, which agreement remains in full force and effect. If this Agreement is terminated, each party will (i) deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, and (ii) destroy or provide to outside counsel for retention all material working papers reflecting any of the confidential information contained in such documents, work papers and other material. In addition, if this Agreement is terminated neither party shall disclose, except as required by law, the basis or reason for such termination, without the consent of the other party.

                  Section 5.03        All Reasonable Efforts

                  Upon the terms and subject to the conditions hereof, and subject to the fiduciary duties of the Board of Directors of Condor and of Amwest under applicable law, Amwest and Condor each agree to use all reasonable efforts promptly to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and will use all reasonable efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are in the opinion of Amwest or Condor necessary or desirable in connection with the transactions contemplated by this Agreement, including, without limitation, filings and approvals to the extent required under the DGCL, the Securities Act, the Exchange Act, the Insurance Code and the HSR Act or any rule of the ASE or NASD. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Amwest and Condor will take such action.

                  Section 5.04        Public Announcements

                  Amwest, on the one hand, and Condor, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, Amwest and Condor shall not be prohibited from issuing any press release or making any public statement as may be required under applicable law, but in any such event, Amwest or Condor, as the case may be, shall notify the other party prior to taking such action.

                  Section 5.05        Notification of Certain Matters

                  Amwest and Condor  will give  prompt  notice to one another of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would or would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or would or would likely cause any condition in Article VII to become impossible to fulfill, or unlikely to be fulfilled, at any time from the date hereof to the Effective Time, and (ii) any failure on its part or on the part of any of their respective officers, directors, employees, representatives or agents to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification will alter or otherwise affect such representations, warranties, covenants, conditions or agreements.

                  Section 5.06        Indemnification and Insurance

                  (a)......From and after the Effective Time, Amwest shall
indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Condor or any Affiliated Entity or a holder of Condor Common Stock (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Amwest, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, director or employee of Condor or any Affiliated Entity, whether such Claim pertains to any matter or fact arising, existing or occurring at or prior to the Effective Time (including, without limitation, the Merger and other transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; in each case to the full extent Condor would have been permitted under Delaware law and its Certificate of Incorporation and Bylaws to indemnify such person (and Amwest shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under such Certificate of Incorporation or Bylaws, upon receipt of any undertaking required by such Certificate of Incorporation, Bylaws or applicable law). Any Indemnified Party wishing to claim indemnification under this Section 5.06(a), upon learning of any Claim, shall notify Amwest (but the failure to so notify Amwest shall not relieve it from any liability which Amwest may have under this Section 5.06(a) except to the extent such failure prejudices Amwest) and shall deliver to Amwest any undertaking required by such Certificate of Incorporation, Bylaws or applicable law. Amwest shall use its best efforts to assure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in Condor's Certificate of Incorporation and Bylaws, as in effect as of the date hereof, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), shall survive the Merger. The obligations of Amwest described in this Section 5.06(a) shall continue in full force and effect, without any amendment thereto, for a period of three years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; and provided further that nothing in this
Section 5.06(a) shall be deemed to modify applicable Delaware law regarding indemnification of former officers and directors. Notwithstanding anything contained in this Section 5.06, the indemnification provided hereunder shall not exceed the coverage provided by the insurance currently provided the Indemnified Parties by Condor.

                  (b)......The obligations of Amwest under this Section 5.06 are intended to benefit, and be enforceable against Amwest directly by the Indemnified Parties, and shall be binding on all respective successors of Amwest.

                  Section 5.07        Regulatory Approvals

                  Condor  and  Amwest  will  take  all  such  action  as  may be necessary under federal or state securities laws or the HSR Act or the California Insurance Code applicable to or necessary for, and will file and, if appropriate, use their best efforts to have declared effective or approved all documents and notifications with the SEC, the California Department of Insurance, the Arizona State Department of Insurance and other governmental or regulatory bodies which they deem necessary or appropriate for, the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and Affiliated Entities to enable such other party to take such actions, and Condor and Amwest shall file in a timely manner all reports and documents required to be so filed by or under the Exchange Act or the Insurance Code which they deem necessary or appropriate in relation to the Merger.

                  Section 5.08        Employee Matters

                  (a)......Amwest   will  cause  service  with  Condor  and  its
Affiliated Entities and their predecessors prior to the Effective Time to be taken into account for eligibility and vesting purposes in connection with any benefit or payroll plan, practice, policy or agreement of Amwest or any of its affiliates in which any employee of Condor or an Affiliated Entity may become entitled to participate at or after the Effective Time.

                  (b)......Amwest  hereby  assumes and agrees to perform and pay or cause to be performed and paid all of Condor's duties and obligations under the employment and option agreements listed in Section 3.03 of the Condor Disclosure Schedule, to the extent they have not been terminated prior to the Effective Time.

                  (c)......The  obligations of Amwest under Sections 5.08(a) and
5.08(b) are intended to benefit, and be enforceable against Amwest directly by, the parties (other than Condor) to such agreements and the participants or former participants in such plans and their respective beneficiaries and other successors in interest, and shall be binding on all successors of Amwest.

                  Section 5.09 No Actions Inconsistent With Tax-Free Reorganization

                  Condor shall take no action with respect to its capital stock, assets or liabilities that would cause the Merger not to qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) of the Code.

                  Section 5.10.       Other Potential Acquirors

                  (a)......Condor,  its Affiliated Entities and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, Condor or its Affiliated Entities or any business combination with Condor or its Affiliated Entities. Condor may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Condor or any Affiliated Entity or division of Condor, if such entity or group has submitted a written proposal to the Condor board of directors (the "Condor Board") relating to any such transaction and the Condor Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of outside legal counsel that it is required to do so to comply with its fiduciary duties to stockholders under applicable law. The Condor Board shall provide a copy of any such written proposal and a summary of any oral proposal to Amwest immediately after receipt thereof and thereafter keep Amwest promptly advised of any development with respect thereto. Except as set forth above, neither Condor nor any of its Affiliated Entities shall, nor shall Condor authorize or permit any of its or their respective officers, directors, employees, representatives or agents to directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Amwest, any Affiliated Entity of Amwest or any designee of Amwest) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Condor or any Affiliated Entity or division of Condor; provided, however, that nothing herein shall prevent the Condor Board from taking, and disclosing to Condor's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that nothing herein shall prevent the Condor Board from making such disclosure to Condor's stockholders as, in the good faith judgment of the Condor Board, after consultation with and based upon the advice of outside legal counsel, is required to comply with its fiduciary duties to stockholders under applicable law.

                  (b)......Except  as set forth in this Section 5.10, the Condor
Board shall not approve or recommend, or cause Condor to enter into any agreement with respect to, any Third Party Acquisition (as defined below). Notwithstanding the foregoing, if the Condor Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Condor Board may withdraw, modify or change its approval or recommendation of this Agreement or the Merger and approve or recommend a Superior Proposal (as defined below) or cause Condor to enter into an agreement with respect to a Superior Proposal, but in each case only (i) after providing reasonable written notice to Amwest (a "Notice of Superior Proposal") advising Amwest that the Condor Board has received a Superior Proposal and identifying the person making such Superior Proposal and
(ii) if Amwest does not make within seven business days of Amwest's receipt of the Notice of Superior Proposal, an offer which the Condor Board, after consultation with its financial advisors, determines is superior to such Superior Proposal. In addition, if Condor proposes to enter into an agreement with respect to any Third Party Acquisition, it shall concurrently with entering into such an agreement pay, or cause to be paid, to Amwest the fee required by
Section 8.03(a) hereof. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Condor Common Stock then outstanding or all or substantially all the assets of Condor or any merger or similar transaction involving Condor or any Affiliated Entity or division of Condor and otherwise on terms which the Condor Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Condor's stockholders than the Merger.

                  Section 5.11        Letter of Condor's Accountants

                  Condor shall use its best efforts to cause to be delivered to Amwest a letter from KPMG Peat Marwick, Condor's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Amwest, in form and substance reasonably satisfactory to Amwest and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  Section 5.12        Stock Exchange Listing

                  Amwest shall use all reasonable efforts to cause the shares of Amwest Common Stock to be issued in the Merger and the shares of Amwest Common Stock to be reserved for issuance upon exercise of Amwest Options granted pursuant to Section 2.01(a) to be approved for listing on the ASE, subject to official notice of issuance, prior to the date of Closing.

                  Section 5.13        Pooling of Interests

                  Condor and Amwest each agrees that it will not take any action which could prevent the Merger from being accounted for as a "pooling-of-interests" for accounting purposes and each of Condor and Amwest will bring to the attention of the other any actions which could reasonably likely prevent Amwest from accounting for the Merger as a "pooling-of-interests."

                  Section 5.14        Employment Agreement

                  Amwest shall, as of or prior to the Effective Time, enter into an employment agreement with Guy Main on substantially the terms set forth in the form of Employment Agreement agreed to as of the date hereof. Pursuant to the Employment Agreement, Guy Main will be employed by Amwest for a four year term at compensation levels consistent with the compensation for comparable Amwest executives. The employment agreement will provide that Guy Main will have the titles of Executive Vice President of Amwest and President of Condor Insurance Company during the term of his employment.

                  Section 5.15        Condor Affiliates

                  Prior to the date of Closing, Condor shall deliver to Amwest a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of Condor, "affiliates" of Condor for purposes of Rule 145 under the Securities Act. Condor shall use its best efforts to cause each such person to deliver to Amwest on or prior to the date of Closing a written agreement, substantially in the form attached as Exhibit B hereto.

                  Section 5.16        Agreement with Guy A. Main

                  Condor and Amwest agree that, as of the Effective Time, Amwest and Guy Main will enter into an Agreement substantially in the form attached as Exhibit C hereto.

                               ARTICLE VI CLOSING

                  Section 6.01        Time and Place

                  Subject to the provisions of Articles VII and VIII, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Gibson, Dunn & Crutcher, 333 S. Grand Avenue, Los Angeles, California 90071, immediately after the approvals by stockholders of Amwest and Condor referred to in Section 2.02 hereof and the fulfillment of the other conditions to the Merger set forth in Article VII hereof has been obtained or at such other place or at such other time as may be mutually agreed upon by Amwest and Condor.

                  Section 6.02        Deliveries at the Closing

                  Subject to the  provisions  of Articles  VII and VIII,  at the
Closing:

                  (a)......There  will be  delivered  to Amwest  and  Condor the certificates and other documents and instruments the delivery of which is contemplated under Article VII; and

                  (b)......Amwest  and Condor will cause  appropriate  documents necessary to effect the Merger to be filed in accordance  with the provisions of
Section 251 of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

                  Section 7.01        Conditions to the Obligations of Amwest
                                      and Condor

                  The respective obligations of Amwest and Condor to effect the Merger are subject to fulfillment at or prior to the date of the Closing of the following conditions:

                  (a)......Any   waiting  period  (and  any  extension  thereof)
applicable to the Merger under the HSR Act shall have expired or been terminated, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

                  (b)......The  Merger shall have been approved by the requisite vote of the stockholders of Condor required by the DGCL, NASD and Condor's Certificate of Incorporation and Bylaws;

                  (c)......The  Merger shall have been approved by the requisite vote of the stockholders of Amwest required by the DGCL, ASE and Amwest's Articles of Incorporation and Bylaws;

                  (d)......The   Registration   Statement   shall  have   become
effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings for such purpose shall be pending or threatened before the Commission;

                  (e)......The  shares of Amwest  Common  Stock  issuable in the
Merger shall be approved for quotation on the ASE upon notice of issuance;

                  (f)......No order, statute, rule, regulation, executive order, stay, decree, judgment, or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger;

                  (g)......No  governmental action or proceeding shall have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger;

                  (h)......The Merger and the transactions  contemplated thereby shall have been approved by the Commissioners of the California Department of Insurance and the Arizona State Department of Insurance; and

                  (i)......Amwest  shall have received from Union Bank a written waiver with respect to consummation of the Merger and the transactions contemplated thereby.

                  Section 7.02 Additional Conditions to the Obligations of Amwest

                  The obligations of Amwest to effect the Merger are also subject to the fulfillment at or prior to the date of the Closing of the following additional conditions:

                  (a)......Condor  shall  have  performed  and  complied  in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and complied with by it at or prior to the date of the Closing;

                  (b)......The   representations   and   warranties   of  Condor
contained in this Agreement shall be true and correct in all material respects, as of the date hereof and shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects except on each date, for breaches or inaccuracies, the combination of which would not constitute a Material Adverse Effect on Condor;

                  (c)......All corporate actions on the part of Condor necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby shall have been duly and validly taken;

                  (d)......Condor  shall have  received  consents  to the Merger from all persons from whom such consent or waiver is required, as referred to in
Section 4.06;

                  (e)......Amwest  shall have  received  the opinions of counsel from Kindel & Anderson, counsel to Condor covering such matters and in the form and substance agreed upon as of the date hereof;

                  (f)......Amwest  shall  have  received  such  certificates  of officers of Condor and such certificates of others to evidence compliance with the conditions set forth in this Section 7.02 and in Section 7.01 as may be reasonably requested by Amwest;

                  (g)......Since  the date of this  Agreement,  there shall have been no material adverse change in, and no event, occurrence or development in the business of Condor that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect on Condor;

                  (h)......Condor shall deliver to Amwest an agreement of
stockholder in the form ofExhibit A, executed by the Condor Stockholder;

                  (i)......The Conversion Number shall not exceed 0.6;

                  (j)......Condor  shall have  delivered to Amwest an opinion of
Condor's consulting actuary, executed by Tim Perr, as of the most recently completed monthly period of which actuarial information is available prior to the date of Closing, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Condor and its Affiliated Entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Condor under the terms of its policies and agreements;

                  (k)......Amwest   shall  have  received  from  its  consulting
actuary, an opinion of actuary as of the most recently completed monthly period of which actuarial information is available prior to the date of Closing, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Condor and its Affiliated Entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Condor under the terms of its policies and agreements;

                  (l)......Guy  Main and all members of the Condor Board and any other person deemed an Affiliate shall have performed his obligations under the Affiliates Letter and Continuity of Interest Certificate in the form of Exhibit B hereto, and Amwest shall have received a certificate signed by such persons to such effect;

                  (m)......A.M. Best Company's ratings for each of Amwest Surety
Insurance Company and Far West Insurance Company shall not, as of the Effective Time (and after taking into account the Merger and the transactions contemplated thereby), be lower than "A" (Excellent);

                  (n)......Amwest shall have received an Officers' Certificate
Regarding Certain Tax Mattersfrom the Chief Financial Officer and the Chief Executive Officer of Condor; and

                  (o)......Amwest    shall   have   received   from   Condor   a
certification of non-foreign status described in Treasury Regulation Section 1.1445-2(c)(2), and shall have received from Condor and each Affiliated Entity owned directly by Condor a certification that such entities are not and have not been "United States real property holding corporations" during the periods set forth in, and in a the form described in, Treasury Regulation Section 1.1445-2(c)(3).

                  Section 7.03 Additional Conditions to the Obligations of Condor

                  The obligations of Condor to effect the Merger are also subject to the fulfillment at or prior to the date of the Closing of the following additional conditions:

                  (a)......Amwest  shall  have  performed  and  complied  in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and complied with by them at or prior to the date of the Closing;

                  (b)......The   representations   and   warranties   of  Amwest
contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects except on each date, for breaches or inaccuracies, the combination of which would not constitute a Material Adverse Effect on Amwest;

                  (c)......All corporate actions on the part of Amwest necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken;

                  (d)......Condor  shall have  received  the  opinion of counsel from Gibson, Dunn & Crutcher, counsel to Amwest, covering such matters and in the form and substance agreed upon as of the date hereof;

                  (e) Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of Amwest that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect on Amwest;

                  (f)......Condor  shall  have  received  such  certificates  of officers of Amwest and such certificates of others to evidence compliance with the conditions set forth in this Section 7.03 and in Section 7.01 as may be reasonably requested by Condor;

                  (g)......Amwest  shall have  delivered to Condor an opinion of
Amwest's consulting actuary as of December 31, 1995, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Amwest and its Affiliated Entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Amwest under the terms of its policies and agreements; and

                  (h)......The Conversion Number shall not be less than 0.4.

                                  ARTICLE VIII
                          TERMINATION AND ABANDONMENT

                  Section 8.01        Termination

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a)......by mutual written consent of Amwest and Condor;

                  (b)......by  Amwest or  Condor  if (i) any court of  competent jurisdiction in the United States or other United States governmental authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or
(ii) the Merger has not been consummated by June 30, 1996; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c)......by  Condor if (i) there  shall  have been a breach of any representation or warranty on the part of Amwest set forth in this Agreement, or if any representation or warranty of Amwest shall have become untrue, in either case such that the conditions set forth in Section 7.03(b) would be incapable of being satisfied by June 30, 1996 (or as otherwise extended), (ii) there shall have been a breach by Amwest of any of its covenants or agreements hereunder having a Material Adverse Effect on Amwest or materially adversely affecting (or materially delaying) the consummation of the Merger, and Amwest has not cured such breach within twenty business days after notice by Condor thereof, provided that Condor has not breached any of its obligations hereunder, (iii) Condor enters into a definitive agreement relating to a Superior Proposal in accordance with Section 5.10(b), provided that such termination under this clause (iii) shall not be effective until payment of the fee required by Section 8.03(a) hereof, or (iv) Amwest shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; or

                  (d)......by  Amwest if (i) there  shall  have been a breach of any representation or warranty on the part of Condor set forth in this Agreement, or if any representation or warranty of Condor shall have become untrue, in either case such that the conditions set forth in Section 7.02(b) would be incapable of being satisfied by June 30, 1996 (or as otherwise extended), (ii) there shall have been a breach by Condor of its covenants or agreements hereunder having a Material Adverse Effect on Condor or materially adversely affecting (or materially delaying) the consummation of the Merger, and Condor has not cured such breach within twenty business days after notice by Amwest thereof, provided that Amwest has not breached any of its obligations hereunder, (iii) Condor shall engage in negotiations with any entity or group (other than Amwest) that has proposed a Third Party Acquisition (as defined below) and such negotiations shall have continued for more than 20 business days after Condor has first furnished information to such entity or group or commenced negotiations with such party (whichever is earlier), (iv) the Condor Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, shall have recommended to the Condor stockholders a Third Party Acquisition or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) Amwest shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders or (vi) Condor shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders.

                  "Third Party Acquisition" means the occurrence of any of the following events (i) the acquisition of Condor by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) or entity other than Amwest or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of Condor and its Affiliated Entities, taken as a whole; or (iii) the acquisition by a Third Party of 30% or more of the outstanding Shares.

                  Section 8.02        Effect of Termination

                  In the event of the termination and abandonment of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 8.02 and Sections 5.02(b), 5.04, 8.03 and Article IX hereof. Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

                  Section 8.03        Fees and Expenses

                  (a)......In the event that this Agreement shall be terminated pursuant to:

                           (i) Section 8.01(c)(iii);

                           (ii) Sections  8.01(d)(i),  (ii) or (iii) and, within
                  twelve months thereafter, Condor enters into an agreement with respect to a Third Party Acquisition, or a Third Party
                  Acquisition occurs, involving any party (or any affiliate thereof) (x) with whom Condor (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom Condor (or its agents) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z) after the date hereof and prior to such termination;

                           (iii) Section 8.01(d)(iv); or

                           (iv) Section 8.01(d)(vi);

Amwest would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Amwest for such damages, Condor shall pay to Amwest the amount of $700,000 in cash as liquidated damages immediately upon such a termination. It is specifically agreed that the amount to be paid pursuant to this Section 8.03(a) represents liquidated damages and not a penalty.

                  (b)......Upon  the  termination of this Agreement  pursuant to
Sections 8.01(d)(i), (ii), (iii), (iv) or (vi), Condor shall reimburse Amwest and its affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). Amwest shall have provided Condor with an estimate of the amount of such fees and expenses and, if Amwest shall have submitted a request for reimbursement hereunder, will provide Condor in due course with invoices or other reasonable evidence of such expenses upon request. Condor shall in any event pay the amount requested within ten business days of such request, subject to Condor's right to demand a return of any portion as to which invoices are not received in due course.

                  (c)......Upon  the  termination of this Agreement  pursuant to
Sections 8.01(c)(i), (ii) or (iv), Amwest shall reimburse Condor and its affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). Condor shall have provided Amwest with an estimate of the amount of such fees and expenses and, if Condor shall have submitted a request for reimbursement hereunder, will provide Amwest in due course with invoices or other reasonable evidence of such expenses upon request. Amwest shall in any event pay the amount requested within ten business days of such request, subject to Amwest's right to demand a return of any portion as to which invoices are not received in due course.

                  (d)......Except as specifically provided in this Section 8.03, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE IX
                               GENERAL PROVISIONS

                  Section 9.01        Amendment and Modification

                  Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Amwest and Condor at any time prior to the Effective Time with respect to any of the terms contained herein except that after the approvals by stockholders contemplated by Section 2.02, the amount or form of consideration to be received by the holders of voting shares of Condor may not be decreased or altered without the approval of such holders.

                  Section 9.02        Waiver of Compliance; Consents

                  Any failure of Amwest, on the one hand, or Condor on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Amwest or Condor, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of Amwest or Condor, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.02.

                  Section 9.03        Validity

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  Section 9.04        Parties in Interest

                  This Agreement shall be binding upon and inure solely to the benefit of Amwest and Condor, and nothing in this Agreement (except the provisions of Sections 5.06 and 5.08), express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 9.05 Survival of Representations, Warranties, Covenants and Agreements

                  Except as provided in the following sentence, the respective representations and warranties of Amwest and Condor shall not survive the Effective Time, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger. If this Agreement is terminated pursuant to Section 8.01, the covenants contained in Sections 5.02(b), 5.04 and 8.03 shall survive such termination.

                  Section 9.06        Notices

                  All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally or faxed during normal business hours of the recipient, or three days after deposit in the U.S. Mail, postage prepaid, if mailed by registered or certified mail (return receipt requested) as follows:

                  (a)....if to Amwest or to Condor after the Effective Time, to:

                           Amwest Insurance Group, Inc.
                           6320 Canoga Avenue, Suite 300
                           Woodland Hills, California  91367
                           Attention:  Co-Chief Executive Officers
                           and Chief Financial Officer

                           with a copy to:

                           Gibson, Dunn & Crutcher
                           333 South Grand Avenue
                           Los Angeles, CA  90071-3197
                           Attention:  Jonathan K. Layne, Esq.

                  (b)....if to Condor prior to the Effective Time, to:

                           Condor Services, Inc.
                           2361 Rosecrans Avenue
                           El Segundo, California  90245
                           Attention:  Chief Executive Officer

                           with a copy to:

                           Kindel & Anderson
                           555 S. Flower St., 29th Fl.
                           Los Angeles, California  90071-2498
                           Attention:  Stephen E. Newton, Esq.

                  Section 9.07        Governing Law

                  The Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to the conflicts of law rules thereof.

                  Section 9.08        Counterparts

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  Section 9.09        Table of Contents and Headings

                  The table of contents and article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.10        Entire Agreement

                  This Agreement, including the exhibits and schedules hereto and the documents and instruments referred to herein or executed contemporaneously herewith, embodies the entire agreement and understanding of Amwest and Condor in respect of the subject matter contained herein and supersedes all prior agreements and understandings among them with respect to such subject matter.

                  Section 9.11        Arbitration; Attorneys' Fees and Expenses

                  Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section 9.11, may at the election of any party, be solely and finally settled by arbitration conducted in California, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization. Judgment upon any award rendered by the arbitrator(s) may be entered by the state or federal court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the other and to the American Arbitration Association ("Demand for Arbitration"). Any Demand for Arbitration pursuant to this Section 9.11 shall be made before the earlier of (i) the expiration of the applicable statute of limitations with respect to such claim, or (ii) 60 days from the date on which a lawsuit is brought by any other party with respect to such claim. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. Time is of the essence in the resolution of any such dispute, and the parties agree to instruct the arbitrator to institute accelerated procedures to resolve any dispute. The losing party shall reimburse the prevailing party in such arbitration, or in any legal proceeding arising out of, in connection with or in relation to this Agreement, including this Section 9.11, in any state or federal court, for the prevailing party's legal fees and expenses reasonably incurred in connection with such arbitration or proceeding. The parties being represented by counsel hereby waive any and all rights to punitive or special damages arising from or relating to this Agreement or the transactions contemplated herein.

                  Section 9.12        Miscellaneous

                  (a) For purposes of this Agreement, the term "Knowledge" of an entity means knowledge actually possessed by any Director or officer of such entity.

                  (b) If the SEC does not allow or the parties believe the SEC will not allow the use of a Registration Statement on Form S-4 to register Amwest Common Stock being issued to Stockholders or Condor believes it is no longer in the interest of Stockholders to use Form S-4, Condor may elect to require Amwest to file and maintain in effect for a two-year period a Registration Statement on Form S-3 as soon as is practicable after the Effective Time to register such shares, subject to a limitation that no stockholder receiving such shares may, pursuant to such registration, sell more than 1% of the amount of Amwest Common Stock Outstanding during any calendar quarter.

                  IN WITNESS WHEREOF, Amwest and Condor have caused this Agreement to be signed on their behalf by their respective duly authorized officers on the date first above written.

                                              AMWEST INSURANCE GROUP, INC.

                                      By:___________________________________
                                                   Richard H. Savage
                                              Chairman of the Board and
                                              Co-Chief Executive Officer


                                                 CONDOR SERVICES, INC.

                                      By:___________________________________
                                                       Guy A. Main
                                            Chairman of the Board, President
                                               and Chief Executive Officer

                                   EXHIBIT A

                             STOCKHOLDER AGREEMENT

                  This Stockholder Agreement (this "Agreement") dated as of November 30, 1995, is entered into by and between Amwest Insurance Group, Inc., a Delaware corporation ("Amwest") and the undersigned stockholder (the "Stockholder") of Condor Services, Inc., a Delaware corporation ("Condor").

                                    RECITALS

                  A........Concurrently  with the  execution of this  Agreement,
Condor is entering into an Agreement and Plan of Merger with Amwest dated November 30, 1995 (the "Merger Agreement"), pursuant to which, among other things, Condor shall merge with and into Amwest (the "Merger"), as a result of which the stockholders of Condor immediately prior to such merger shall become stockholders of Amwest.

                  B........As  a  condition  to  the  execution  of  the  Merger
Agreement, the Stockholder is willing to enter into and be bound by this Agreement.

                  C........As of the date hereof,  the  Stockholder  owns in the aggregate 957,310 shares of Condor common stock, $.01 par value per share (the "Main Shares").

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                  1........AGREEMENT TO RETAIN SHARES.

                  1.1 Transfer and encumbrances. The Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Main Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to the terms thereof.

                  2........AGREEMENT   TO  VOTE  SHARES  AND  CALL   STOCKHOLDER
MEETING. At every meeting of the stockholders of Condor called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Condor on or before the Expiration Date with respect to any of the following, the Stockholder shall vote the Main Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and
(ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any liquidation or winding up of Condor (each of the foregoing is referred to as a "Opposing Proposal"). In the event a meeting of Condor stockholders to consider and approve the Merger and the transactions contemplated thereby has not taken place on or before May 1, 1996, Stockholder agrees to immediately call and cause to occur a special meeting of Condor stockholders to consider and approve the Merger and to vote in favor of same as provided in Section 2(i) above.

                  3........OPTION  TO PURCHASE  SHARES.  The Stockholder  hereby grants to Amwest the irrevocable option to purchase 825,000 of the Main Shares at a per share exercise price equal to the Merger Consideration as defined and subject to comparable adjustments as set forth in the Merger Agreement. The option granted hereby is exercisable for the period commencing immediately upon the termination of the Merger Agreement, if any, and ending on December 31, 1996. Amwest shall in no event be obligated to exercise such option at any time.

                  4........REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
STOCKHOLDER. The Stockholder hereby represents, warrants and covenants to Amwest as follows:

                  4.1 Ownership of shares. The Stockholder (i) is the beneficial owner of the Main Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; and (ii) has full power and authority to make, enter into and carry out the terms of this Agreement.

                  4.2 No proxy solicitations. The Stockholder will not, and will not permit any entity under the Stockholder's control to: (i) solicit proxies or become "participants" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by consent of Condor stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Condor with respect to an Opposing Proposal. Notwithstanding the above, the Stockholder may take any actions in such Stockholder's role as director and/or officer of Condor permitted under the Merger Agreement.

                  5........ADDITIONAL    DOCUMENTS.   The   Stockholder   hereby
covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Amwest to carry out the intent of this Agreement.

                  6........CONSENT  AND WAIVER. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights Stockholder may have; provided that this Section 6 shall not be deemed a consent of Stockholder in lieu of a meeting as contemplated by
Section 228 of the Delaware General Corporation Law.

                  7........TERMINATION. This Agreement shall terminate and shall have no further force or effect after the later of: (i) the Expiration Date and,
(ii) the expiration of the option granted pursuant to Section 3 hereof.

                  8........MISCELLANEOUS.

                  8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  8.2 Binding effect and assignment. This Agreement and all of the provisions hereof shall be binding with respect to the specific matters set forth herein and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned by the Stockholder without the prior written consent of the others.

                  8.3 Amendments and modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

                  8.4 Specific performance; injunctive relief. The parties hereto acknowledge that a violation of any of the covenants or agreements of one party set forth herein will result in the other parties being irreparably harmed (such other parties hereafter referred to as an "Injured Party") and will leave an Injured Party with no adequate remedy at law. Therefore, it is agreed that, in addition to any other remedies that may be available to an Injured Party upon any such violation, an Injured Party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to an Injured Party at law or in equity.

                  8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally or faxed during normal business hours of the recipient, or three days after deposit in the U.S. Mail, postage prepaid, if mailed by registered or certified mail (return receipt requested) as follows:

         If to Amwest:               Amwest Insurance Group, Inc.
                                     6320 Canoga Avenue, Suite 300
                                     Woodland Hills, California  91367
                                     Attention:  Co-Chief Executive Officers
                                                 and Chief Financial Officer

         With a copy to:             Gibson, Dunn & Crutcher
                                     333 South Grand Avenue
                                     Los Angeles, California 90071
                                     Attention: Jonathan K. Layne


         If to the Stockholder:      c/o Condor Services, Inc.
                                     2361 Rosecrans Avenue
                                     El Segundo, California 90245

         or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  8.6 Governing law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

                  8.7 Entire agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  8.9 Effect of headings.  The section  headings  herein are for
         convenience   only  and   shall  not   affect   the   construction   of
         interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be duly executed on the day and year first above written.

                                      AMWEST INSURANCE GROUP, INC.

                                      By:______________________________
                                             Richard H. Savage
                                          Chairman of the Board and
                                          Co-Chief Executive Officer


                                      STOCKHOLDER:

                                      _________________________________
                                                      Guy A. Main

                                      MAIN FAMILY TRUST:


                                      By:_______________________________
                                                      Guy A. Main
                                                         Trustee



                                      By:_______________________________
                                                       Freda Main
                                                        Trustee

                                   EXHIBIT B

                                           AFFILIATES LETTER AND
                       CONTINUITY OF INTEREST CERTIFICATE

                  This Affiliates Letter and Continuity of Interest Certificate (this "Agreement") is delivered in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 30, 1995, by and between Amwest Insurance Group, Inc., a Delaware corporation ("Amwest") and Condor Services, Inc., a Delaware corporation ("Condor"), which provides for the merger of Condor with and into Amwest (the "Merger"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to those terms in the Merger Agreement.

                                    RECITALS

                  A........The  undersigned  stockholder of Condor ("Affiliate")
is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the outstanding capital stock of Condor.

                  B........Affiliate  understands that the parties to the Merger
Agreement intended to adopt the Merger Agreement as a plan of reorganization within the meaning of Section 354 of the Internal Revenue Code of 1986, as amended (the "Code"), and to consummate the Merger in accordance with Sections 368(a)(1)(A) of the Code, and that the Merger be treated for accounting purposes as a "pooling of interests" under Opinion No. 16 of the Accounting Principals Board. Affiliate also understands that the foregoing is dependent upon the accuracy of the representations and warranties and the compliance with the covenants made by Affiliate in this Agreement. Affiliate also understands that, as a result of the foregoing, the Amwest Shares (as defined below) may only be disposed of in conformity with the limitations described herein.

                  NOW THEREFORE, Affiliate, in connection with the Merger and issuance pursuant to the Merger by Amwest of shares of Amwest common stock (the "Amwest Shares") in exchange for Condor capital stock (including options to purchase Condor Common Stock assumed by Amwest), hereby covenants, represents and certifies to Amwest and Condor as follows:

                  1........In  consideration  of the receipt by Affiliate of the
Amwest Shares, and for other good and valuable consideration, Affiliate hereby represents and warrants as follows:

    1.1 Affiliate is currently the owner of that number of shares of Condor capital stock set forth on the signature page hereto (the "Condor Shares") and has sole voting and investment power with respect to the Condor Shares and (a) Affiliate has held the Condor Shares at all times since _________, 19__ and (b) did not acquire any shares of Condor capital stock in contemplation of the Merger. These securities constitute Affiliate's entire interest in the outstanding capital stock of Condor.

    1.2 Affiliate is a bona fide resident of the State of ____________ and files income tax returns as a resident of that State.

    1.3 Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                  2........Affiliate's  intention  is to treat  the  Merger as a
"reorganization" described in Section 368 of the Code for purposes of filing Affiliate's federal and, if applicable, state and local, income tax returns. One condition to qualification of the Merger as a reorganization is the retention of a significant continuing equity interest in Amwest by the holders of Condor capital stock through their ownership of the Amwest Shares, and one of the purposes of this Agreement is to determine whether this stockholder continuity of interest requirement will be satisfied with respect to the Merger. In addition, Affiliate understands that counsel to Amwest may rely on this Agreement in rendering an opinion regarding the tax consequences of the Merger. In light of the foregoing, Affiliate hereby covenants, represents and warrants to Amwest as follows:

    2.1 Affiliate has no plan or intention to sell, exchange, transfer, distribute, pledge, dispose of or otherwise engage in a transaction which results in a reduction in Affiliate's risk of ownership, whether directly or indirectly, and has not entered into a formal or informal agreement to effect such a transaction (such actions or agreements being collectively referred to as a "Sale"), of any of the Condor Shares or Amwest Shares.

    2.2 Affiliate will not engage in a Sale of Condor Shares, other than pursuant to the Merger, and Affiliate will not exercise insiders or appraisal rights with respect to the Merger.

    2.3 Affiliate will not engage in a Sale of any Amwest Shares unless:(i) a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the Amwest Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission (the "SEC") and made effective under the 1933 Act; or (ii) such transaction is permitted pursuant to Rule 145(d) under the 1933 Act; provided however, if counsel for Amwest reasonably believes that the provisions of Rule 145(d) have not been complied with, or if requested by Amwest in connection with a proposed disposition (other than pursuant to Rule 145(d) in a registered offering) counsel representing Affiliate, which counsel is reasonably satisfactory to Amwest, shall have advised Amwest in a written opinion letter satisfactory to Amwest and Amwest's legal counsel, and upon which Amwest and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer or other disposition.

    2.4 Affiliate agrees that he will not make a Sale of any of the Amwest Shares, or reduce Affiliate's interest in or Affiliate's risk relating to the Amwest Shares, prior to the time that financial results covering at least 30 days post-Merger combined operations of Amwest and Condor have been published.

    2.5    Affiliate will not take a position on any federal or state income tax
return  that  is   inconsistent   with  the   treatment   of  the  Merger  as  a
"reorganization" for federal and state income tax purposes.

    2.6 To the best of Affiliate's Knowledge, all of the statements set forth in that certain "Officers' Certificate Regarding Certain Tax Matters" are true, correct and complete.

                  3........Affiliate   understands  that,  in  addition  to  the
restrictions imposed under Section 2 of this Agreement, the provisions of Rule 145 limit Affiliate's public resale of Amwest Shares, in the manner set forth below:

                  (a) Unless and until the restriction  "Cut-off"  provisions of
         Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Amwest Shares may only be made by Affiliate in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only: (i) while Amwest meets the public information requirements of Rule 144(c); (ii) in brokers' transactions or in transactions with a market maker; and (iii) where the aggregate number of Amwest Shares sold at any time together with all sales of restricted shares of Amwest Common Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of
         (A) 1% of the Amwest Common Stock outstanding or (B) the average weekly column of trading in Amwest Common Stock on all national securities exchange, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

                  (b) Affiliate may make Sales of Amwest Shares that need not comply with the limitations set forth in 3(a) above pursuant to Rule 145(d)(2) if: (i) Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Amwest Shares for at least two years after the Effective Date of the Merger; (ii) Affiliate is not at the time of the Sale an affiliate of Amwest; and (iii) Amwest meets the public information requirements of Rule 144(c).

                  (c) Affiliate may make Sales of Amwest Shares that need not comply with the limitations set forth in 3(a) above pursuant to Rule 145(d)(3) if Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Amwest Shares for at least three years and is not, and has not been for the three months prior to such sale, an affiliate of Amwest.

                  4........Affiliate  also  understands  and  agrees  that  stop transfer instructions will be given to Amwest's transfer agent with respect to certificates evidencing the Amwest Shares and that there may be placed on the certificates evidencing the Amwest Shares legends stating in substance:

         "ANY SALE, TRANSFER, PLEDGE OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE ONLY AFTER THE DATE ON WHICH AMWEST INSURANCE GROUP, INC. ("AMWEST") SHALL HAVE FIRST PUBLICLY RELEASED FINANCIAL RESULTS OF AMWEST FOR A PERIOD THAT INCLUDES AT LEAST 30 DAYS COMBINED OPERATIONS OF AMWEST AND CONDOR SERVICES, INC. AND THEN ONLY IN ACCORDANCE WITH THE PROVISIONS OF RULE 145(d) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

Amwest agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned.

                  5........The   covenants,   representations   and   warranties
contained herein shall be true and correct at all times from the date hereof until the Effective Date of the Merger. Affiliate agrees to promptly notify Amwest and Condor prior to the Merger if at any time after the date hereof and prior to the Merger, Affiliate would no longer be able to make the covenants, representations and warranties and agreements set forth herein.

                  6........Affiliate  has  consulted  such  legal and  financial counsel as Affiliate deems appropriate in connection with the execution of this Agreement. Affiliate acknowledges that neither Amwest nor Condor have made any representations, covenants or warranties that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code.

                  7........In  consideration of the receipt of the Amwest Shares by Affiliate and for other good and valuable consideration, Affiliate agrees that, if suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, including, without limitation, any suit or action arising under state or federal securities laws, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in preparation for and prosecution of such suit or action.

                  IN WITNESS WHEREOF, I have executed this Agreement this 30th day of November, 1995.

                                         --------------------------------------
                                                                 Print Name


                                         --------------------------------------
                                                                 Signature

                                         Total Number of shares of Condor
                                         Capital stock owned on the date
                                         hereof:  _____________

                                              EXHIBIT C

                          AGREEMENT WITH GUY A. MAIN AND MAIN FAMILY TRUST

                  This Agreement (this "Agreement") is entered into as of ______________, 1996 by and between Amwest Insurance Group, Inc., a Delaware corporation (the "Company") and Guy A. Main and the Main Family Trust (together, "Main").

                                              RECITALS

                  WHEREAS, the Company and Condor Services, Inc., a Delaware corporation ("Condor") are parties to an Agreement and Plan of Merger dated as of November __, 1995 (the "Merger Agreement") pursuant to which, among other things, Condor shall merge with and into the Company, and the Company will conduct the business previously conducted by Condor (the "Merger");

                  WHEREAS, as a result of the transactions contemplated by the Merger Agreement, Main as a principal stockholder of Condor will be a significant stockholder of the Company; and

                  WHEREAS, it is a condition to the transactions contemplated by the Merger Agreement and the desire of the parties hereto that this Agreement be entered into to establish certain terms and conditions concerning certain affairs of the Company.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants set forth in this Agreement, Main and the Company hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

                  1.01.....Definitions.  For the purposes of this Agreement, the following terms have the following meanings:

                  "Affiliate" with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Common Stock" means the common stock of the Company, whether or not issued or authorized on the date hereof.

                  "Director" means a member of the Board of Directors of the Company.

                  "Encumbrance" means any lien, security interest, pledge, claim, option, right of first refusal or other encumbrance.

                  "outstanding" with respect to any Shares, means, as of any date of determination, all Shares that have been issued on or prior to such date, other than Shares repurchased or otherwise reacquired by the Company, or held by a controlled Affiliate thereof, on or prior to such date.

                  "Permitted   Transferee"   means  any  member  of  Mr.  Main's
immediate family or trusts for their benefit and, upon Mr. Main's death, his executors, administrators, testamentary trustees, legatees and beneficiaries.

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a trust or any other entity or organization, including a government or any department or agency thereof.

                  "Sale" means any sale, assignment, transfer, allocation, distribution or other disposition of Shares or of a participation therein and "Sell" shall have a correlative meaning.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Share" means any share of Common Stock.

                  "Third Party" means (a) with respect to Main, any other Person, other than (i) any Permitted Transferee of Main and (ii) the Company and its subsidiaries and, (b) with respect to the Company, any other Person, other than (i) Main and (ii) any subsidiary of the Company.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                  2.01.....Nomination   of   Directors.   Effective  as  of  the
Effective Time (as such term is used in the Merger Agreement), the Company shall cause Mr. Main to be elected to the Board of Directors of the Company. In addition, for so long as Mr. Main shall be a member of the management executive committee of the Company, at any special or annual meeting of the stockholders of the Company at which Directors are to be elected (or pursuant to written consent if permitted by applicable law), if Mr. Main is not currently serving as a Director or is currently a Director whose term expires at such meeting of stockholders to elect Directors, the Company shall nominate Mr. Main to serve as Director.

                                  ARTICLE III

                            RESTRICTIONS ON TRANSFER

                  3.01.....General  Restriction.  Main  shall not,  directly  or indirectly, make or offer to make any Sale of, or create, incur, suffer or assume any Encumbrance with respect to, any Shares (or solicit the opportunity to make any Sale of any Shares), except in compliance with the Securities Act, the laws of the State of California, and as permitted by this Agreement. This
Section  3.01 shall have no force or effect  unless the  condition  set forth in
Section 5.01 has been satisfied in full.

                  3.02.....Legends.  (a) The Company shall be entitled to affix to each certificate representing outstanding Shares that is issued to Main a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AGREEMENT DATED AS OF ________________, 1996 AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

                  (b)......In  the  event  that  any  Shares  shall  cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Shares without the legend required by Section 3.02(a).

                  3.03.....Certain  Restrictions  on  Transfer.  For the two (2)
year period following the date hereof, Main shall not (except as required by law), directly or indirectly, make any Sale or create, incur, suffer or assume any Encumbrance with respect to any Shares held by Main other than a Sale to a Permitted Transferee who becomes a party hereto; and after such two (2) year period, Main shall not (except as required by law), directly or indirectly, make any Sale or create, incur, suffer or assume any Encumbrance with respect to any Shares held by Main other than in compliance with the procedures, and subject to the limitations, set forth in Section 3.04, except for any Sale to a Permitted Transferee who becomes a party hereto. Main agrees that, except as otherwise expressly provided herein, all Sales permitted by the foregoing shall be subject to, and shall not be made other than in compliance with, the applicable provisions of Sections 3.01, 3.02 and 3.04. This Section 3.03 shall have no force or effect unless the condition set forth in Section 5.01 has been satisfied in full.

                  3.04.....Right of First Refusal. (a) If Main shall have a bona fide current intention to sell or otherwise dispose of any Shares owned or held by Main to any Third Party or Third Parties (whether or not any such Third Party shall then have been identified) for cash, securities or any other form of consideration, Main shall, not later than 20 business days prior to consummating any such sale or disposition, deliver to the Company a written notice of such intention (for purposes of this Section 3.04, a ("Notice of Intention")). The Notice of Intention shall state that Main has such a bona fide current intention, identify the number of Shares with respect to which Main has such an intention (for purposes of this Section 3.04, the ("Offered Shares"), and the price per Share at which a sale is proposed to be made (for purposes of this Section 3.04, the "Offer Price").

                  (b)......The  receipt of a Notice of  Intention by the Company from Main shall constitute an offer by Main to sell to the Company the Offered Shares at the Offer Price in cash. Such offer shall be irrevocable for 20 business days after receipt of such Notice of Intention by the Company. The Company shall have the right to accept such offer as to all or any portion of the Offered Shares by delivering to Main a written notice of acceptance (for purposes of this Section 3.04, the "Notice of Acceptance") prior to the expiration of such 20-business day period. If the Company so accepts Main's offer, the Company will purchase for cash from Main, and Main will sell to the Company, the Offered Shares. The price per Share to be paid by the Company shall be the Offer Price specified in the Notice of Intention.

                  (c)......The  consummation of any such purchase by and sale to the Company shall take place on such date, not later than 45 days after receipt of the Notice of Acceptance from the Company by Main, as the Company and Main shall select. Upon the consummation of such purchase and sale, Main shall (i) deliver to the Company certificates evidencing the Offered Shares purchased and sold duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to the Company duly executed by Main, and (ii) shall assign all its rights under this Agreement with respect to the offered Shares purchased and sold pursuant to an instrument of assignment reasonably satisfactory to the Company.

                  (d)......In  the event that (i) Main  shall not have  received from the Company the Notice of Acceptance as to all the Offered Shares prior to the expiration of the 20-business day period following receipt by the Company of the Notice of Intention or (ii) the Company shall have given a Notice of Acceptance to Main but shall have failed to consummate, other than as a result of the fault of Main, a purchase of the Offered Shares within 45 days after receipt of the Notice of Acceptance by Main, Main shall have the right to make a sale of the Offered Shares so long as all the Offered Shares that are sold or otherwise disposed of by Main (which number of Offered Shares shall be not more than the number of Offered Shares specified in such Notice of Intention) are sold (A) within 120 days after the expiration of (1) such 20-business day period or (2) such 45-day period, as the case may be, and (B) at an amount not less than the Offer Price included in such Notice of Intention, except that Main may sell the Offered Shares for an amount less than the Offer Price in such Notice of Intention if such Shares are sold at the market price for the Shares on the American Stock Exchange or such other stock exchange in which the Shares may be subsequently listed so long as such market price is greater than or equal to 95% of such Offer Price.

                  (e)......This  Section  3.04  shall  have no force  or  effect unless the condition set forth in Section 5.01 has been satisfied in full.

                  3.05.....Improper  Transfer.  Any attempt to make any Sale of, or to create, incur or assume any Encumbrance with respect to, any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Sale or Encumbrance.

                                   ARTICLE IV

                              REGISTRATION RIGHTS

                  4.01.....Registration Rights Agreement.  Concurrently with the execution of this Agreement, the Company and Main agree to enter into a Registration Rights Agreement in substantially the form attached hereto as Appendix A.

                                   ARTICLE V

                              POOLING-OF-INTEREST

                  5.01.....Pooling-of-Interest. In the event the Merger does not qualify for pooling-of-interest accounting treatment (as determined by Amwest no later than the time that financial results covering at least 30 days of post-Merger combined operations of Amwest and Condor have been published), then, and only then, will the provisions of Sections 3.01, 3.03 and 3.04 have any effect or validity.

                                   ARTICLE VI

                                 MISCELLANEOUS

                  6.01.....Representations.   Each   of   the   parties   hereto
represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  6.02.....Certain  Remedies.  Without  intending  to limit  the remedies available to any of the parties hereto, each of the parties hereto agrees that damages at law will be an insufficient remedy in the event such party violates the terms of Articles II or III hereof and each of the parties hereto further agrees that each of the other parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such party's agreements set forth in such Articles.

                  6.03.....Amendments  and Waivers.  Any term of this  Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all parties hereto.

                  6.04.....Notices.   All  notices   and  other   communications
hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally or faxed during normal business hours of the recipient, or three days after deposit in the U.S. Mail, postage prepaid, if mailed by registered or certified mail (return receipt requested) as follows:

         If to Amwest:               Amwest Insurance Group, Inc.
                                     6320 Canoga Avenue, Suite 300
                                     Woodland Hills, California  91367
                                     Attention:  Co-Chief Executive Officers
                                                 and Chief Financial Officer

         With a copy to:             Gibson, Dunn & Crutcher
                                     333 South Grand Avenue
                                     Los Angeles, California 90071
                                     Attention: Jonathan K. Layne


         If to the Stockholder:      c/o Condor Services, Inc.
                                     2361 Rosecrans Avenue
                                     El Segundo, California 90245

         or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  6.05.....Successors  and  Assigns;  Benefit;  Binding  Effect.
Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, Permitted
Transferees and permitted assigns. Main may not assign any of the rights hereunder to any Person other than in compliance with the requirements of
Article III in all respects. Nothing in this Agreement ether express or implied is intended to confer on any Person, other than the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement, or subject any party hereto to any obligation other than as set forth herein. Mr. Main intends to bind himself solely in his capacity as a stockholder. Nothing in this Agreement shall obligate Mr. Main, in his capacity as an officer, employee or director of the Company or any of its subsidiaries, to take or refrain from taking any action in any such capacity or shall otherwise affect the rights or obligations of Mr. Main in any such capacity.

                  6.06.....Consent to Jurisdiction.  Main and the Company hereby irrevocably submit to the jurisdiction of any California State or Federal Court sitting in the city of Los Angeles in any action or proceeding arising out of any breach of any representation or warranty, or the failure to perform any covenant or other agreement to be performed by Main contained in or contemplated by this Agreement. Each of the undersigned also hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  6.07.....Miscellaneous.  This  Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. This Agreement shall be construed and enforced in accords with and governed by the law of the State of California. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.

                                      AMWEST INSURANCE GROUP, INC.

                                      By:______________________________
                                             Richard H. Savage
                                          Chairman of the Board and
                                          Co-Chief Executive Officer



                                      _________________________________
                                                      Guy A. Main

                                      MAIN FAMILY TRUST:


                                      By:_______________________________
                                                      Guy A. Main
                                                         Trustee



                                      By:_______________________________
                                                       Freda Main
                                                        Trustee

                                   APPENDIX A
                                  TO EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT is made as of the ___ day of _______, 1996 (this "Agreement") by and between Amwest Insurance Group, Inc., a Delaware corporation (the "Company") and the Main Family Trust and Guy A.
Main, an individual (the Main Family Trust and Guy Main are hereinafter collectively referred to as "Main").

                                  WITNESSETH:

                  WHEREAS, the Company and Condor Services, Inc., a Delaware corporation ("Condor") are parties to an Agreement and Plan of Merger dated as of November 30, 1995 (the "Merger Agreement"), pursuant to which, among other things, Condor shall merge with and into the Company (the "Merger"), as a result of which the stockholders of Condor immediately prior to such merger shall become stockholders of the Company.

                  WHEREAS, pursuant to the Merger Agreement, the Company agrees to issue, and Main as the principal stockholder of Condor shall receive, certain shares of Common Stock of the Company.

                  WHEREAS, in order to induce Condor to enter into the Merger Agreement, the Company desires to grant to Main, as provided herein, certain registration rights with respect to the shares of Common Stock he shall own subsequent to the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                              ARTICLE I
                                        CERTAIN DEFINITIONS.

                  1.1......"Business Day" means any Day on which the American
Stock Exchange is open for trading.

                  1.2......"Closing Date" means the date of this Agreement.

                  1.3......"Common Stock" means the Common Stock, $.01 par value per share, of the Company, and any securities of the Company or any successor which may be issued on or after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

                  1.4......"Eligible  Securities"  means  any  shares  of Common
Stock originally acquired by Main pursuant to the Merger, whether held by Main or any permissible direct transferee of Main.

                  As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) all of such securities are permitted to be distributed concurrently pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without registration pursuant to Section 4(1) of the Securities Act. In the event the Company prepares a registration statement pursuant to Article III hereof which becomes effective and the Holder fails to dispose of Eligible Securities pursuant to said registration statement, the securities shall remain Eligible Securities but the Holder shall be responsible for assuming that portion of the Registration Expenses in connection with such registration as equals the portion of Eligible Securities originally to be sold pursuant to such registration which were to be sold by such Holder.

                  1.5......"Holder"  means  Main and each of  Main's  respective permissible direct transferees who acquire Eligible Securities, directly or indirectly, from Main.

                  1.6......"Person" means an individual,  a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                  1.7......"Registration  Expenses" means all expenses  incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (c) the cost of printing or producing any agreement(s) among underwriters, underwriting agreements(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (d) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualifications and in connection with any blue sky and legal investment surveys; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (f) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include (x) underwriting discounts or commissions attributable to Eligible Securities, (y) transfer taxes applicable to Eligible Securities or (z) SEC filing fees with respect to shares of Common Stock to be sold by the Holder thereof.

                  1.8......"SEC" means the Securities and Exchange Commission.

                  1.9......"Securities  Act"  shall mean the  Securities  Act of
1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                                             ARTICLE II
                                            EFFECTIVENESS

                  2.1......Effectiveness    of    Registration    Rights.    The
registration rights pursuant to Articles III and IV hereof shall become effective on the Closing Date, and terminate when the Holder or Holders shall have required the Company to register, and the Company shall have registered, one (1) registration of Eligible Securities pursuant to Article III and two (2) registrations of Eligible Securities pursuant to Article IV.

                                             ARTICLE III
                                        DEMAND REGISTRATION.

                  3.1......Notice.  At any time or from  time to time  following the second anniversary of the Closing Date, upon written notice from any Holder or Holders requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by them pursuant to Section 3.1(d) below, which notice shall specify the number and class of Eligible Securities intended to be registered and the intended method or methods of disposition of such Eligible Securities, the Company will use reasonable efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

                  (a)......the  Company  shall  be  obligated  to  register  the
Eligible Securities upon receipt of a registration request only if the Eligible Securities to be registered have a fair market value, at both the time of receipt of the request and the filing of the Registration Statement, of at least $1,500,000;

                  (b)......if,  following  receipt  of  a  registration  request pursuant to this Article III but prior to the filing of a registration statement or the effective date of a registration statement filed in respect of such request, (i) the Board of Directors of the Company, in its reasonable judgment and in good faith, resolves that (a) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would materially interfere with any significant acquisition, corporate reorganization or other similar transactions involving the Company or (b) the filing of a registration statement or a sale of Eligible Securities pursuant thereto would require disclosure of material information that the Company has a bona fide material business purpose for preserving as confidential or (c) the Company is unable to comply with SEC requirements, and (ii) the Company gives the Holders having made such request written notice of such determination (which notice shall include a copy of such resolution), the Company shall, notwithstanding the provisions of this Article III, be entitled to postpone for up to 90 days the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to this Article III; provided, however, that the Company shall not be entitled to postpone such filing or effectiveness if, within the preceding twelve months, it had effected a postponement pursuant to this clause (b) and, following such postponement, the Eligible Securities to be sold pursuant to the postponed registration were not sold (for any reason);

                  (c)......if  the  Company  shall  have  previously  effected a registration with respect to Eligible Securities pursuant to Article IV hereof, the Company shall not be required to effect a registration pursuant to this
Article III until a period of one hundred and eighty (180) days shall have elapsed from the effective date of the most recent such previous registration; and

                  (d)......the  Company  shall not be required  to register  any
Eligible Securities or Other Securities if the intended method or methods of distribution for the Eligible Securities is from time to time in multiple transactions.

                  3.2......Registration    Expenses.   With   respect   to   the
registration requested pursuant to this Article III, the Company shall pay all Registration Expenses.

                                             ARTICLE IV
                                       PIGGYBACK REGISTRATION.

                  4.1. Notice and Registration. If the Company proposes to register Eligible Securities or any other securities issued by it ("Other Securities") (whether proposed to be offered for sale by the Company or any other Person) on a form and in a manner which would permit registration of Eligible Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of its intention to do so, including the identities of any Holders exercising registration rights pursuant to Article III hereof. Such notice shall specify, at a minimum, the number and class of Eligible Securities or Other Securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such Eligible Securities or Other Securities, any proposed managing underwriter or underwriters of such Eligible Securities or Other Securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of any Holder delivered to the Company within fifteen (15) Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by such Holder and the intended method of disposition thereof) the Company will use reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by such Holder (the "Selling Stockholder"), to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

                  (a)......if,  at any time after giving such written  notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall be unable to or shall determine for any reason not to register the Other Securities the Company may, at its election, give written notice of such determination to such Holder and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.2), without prejudice, however, to the rights (if any) of such Holder immediately to request that such registration be effected as a registration under Article III;

                  (b)......In  the event that the  Company  proposes to register
Other Securities for purposes of a primary offering, and any managing underwriter shall advise the Company and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by such Selling Stockholders creates a substantial risk that the price per unit the Company will derive from such registration would be materially and adversely affected or that the primary offering would otherwise be materially and adversely affected, then the Company would include in such registration statement such number of Eligible Securities or Other Securities as the Company and such Selling Stockholders are so advised can be sold in such offering without such an effect (the "Primary Maximum Number"), as follows and in the following order of priority: (i) first, such number of Other Securities in the primary offering as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined and (ii) second, if and to the extent that the number of Eligible Securities or Other Securities to be registered under clause (i) is less than the Primary Maximum Number, Eligible Securities of each Selling Stockholder, pro rata in proportion to the number sought to be registered by such Selling Stockholder relative to the number sought to be registered by all the Selling Stockholders;

                  (c)......In  the event that the  Company  proposes to register
Eligible Securities or Other Securities for purposes of a secondary offering, upon the request or for the account of any holder thereof (each a "Requesting Stockholder"), and any managing underwriter shall advise the Requesting Stockholder or
Stockholders and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by the Selling Stockholders creates a substantial risk that the price per unit that such Requesting Stockholder or Stockholders and such Selling Stockholders will derive from such registration will be materially and adversely affected or that the secondary offering would otherwise be materially and adversely affected, the Company will include in such registration statement such number of Eligible Securities or Other Securities as the Requesting Stockholders and the Selling Stockholders are so advised can reasonably be sold in such offering, or can be sold without such an effect (the "Secondary Maximum Number"), as follows and in the following order of priority:
(i) first, the number of Eligible Securities sought to be registered by the Requesting Stockholders and (ii) second, if and to the extent that the number of Eligible Securities to be registered under clause (i) is less than the Secondary Maximum Number, such number of Eligible Securities or Other Securities sought to be registered by such Selling Stockholder or Stockholders;

                  (d)......In  the event that the  Company  proposes to register
Eligible Securities or Other Securities for purposes of a combined offering, and any managing underwriter shall advise the Company, the Requesting Stockholder or Stockholders and the Selling Stockholders in writing that, in its opinion, the inclusion in the registration statement of some or all of the Eligible Securities sought to be registered by the Selling Stockholders creates a substantial risk that the price per unit the Company will derive from such registration will be materially and adversely affected or that the combined offering would otherwise be materially and adversely affected, then the Company would include in such registration statement such number of Eligible Securities or Other Securities as the Company, the Requesting Stockholders and the Selling Stockholders are so advised can be sold in such offering without such an effect (the "Combined Maximum Number"), as follows and in the following order of priority: (i) first, such number of Other Securities in the primary offering as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined and (ii) second, if and to the extent that the number of Eligible Securities or Other Securities sought to be registered under clause (i) is less than Combined Maximum Number, Eligible Securities or Other Securities sought to be registered by each Selling Stockholder, pro rata, if necessary, in proportion to the number sought to be registered by such Selling Stockholder relative to the number sought to be registered by all Selling Stockholders and (iii) third, if and to the extent that the number of Eligible Securities or Other Securities sought to be registered under clauses (i) and (ii) is less than the Combined Maximum Number, Eligible Securities or Other Securities sought to be registered by each other such Person pro rata in proportion to the value of the Eligible Securities or Other Securities sought to be registered by all such parties;

                  (e)......The  Company  shall not be  required  to  effect  any registration of Eligible Securities under this Article IV incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee or non-employee director benefit plans; and

                  (f)......The  Company  shall not be required  to register  any
Eligible Securities or Other Securities if the intended method or methods of distribution for the Eligible Securities is from time to time in multiple transactions.

No registration of Eligible Securities effected under this Article IV shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article III.

                  4.2...... Registration Expenses.  The Company (as between the
Company and any Holder) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article IV.

                                              ARTICLE V
                                      REGISTRATION PROCEDURES.

                  5.1......Registration  and Qualification.  If and whenever the
Company is required to use reasonable efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Articles III and IV, the Company will as promptly as is practicable:

                  (a)......prepare,  file and use reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Eligible Securities to be offered, provided that such reasonable efforts obligation shall not require the Company to yield to an SEC accounting or other comment which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

                  (b)......prepare  and file  with the SEC such  amendments  and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement or the expiration of six (6) months after such Registration Statement becomes effective;

                  (c)......furnish  to all Holders and to any underwriter (which term for purposes of this Agreement shall be a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act and any placement agent or sales agent) of such Eligible Securities one executed copy each and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as any Holder or such underwriter may reasonably request;

                  (d)......use  reasonable  efforts to  register  or qualify all
Eligible Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Holder or any underwriter of such Eligible Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable any Holder or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e)......promptly  notify  the  selling  Holders  of  Eligible
Securities and the managing underwriter or underwriters, if any, thereof and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective,
(ii) of any comments by the SEC and by the Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by Section 5.1(h) or
Section 5.2(b) hereof cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (f)......use  its reasonable  efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date, provided that such reasonable efforts obligation shall not require the Company to yield to a material SEC accounting or other comment which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

                  (g)......use  its reasonable  efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, the Eligible Securities, provided that such reasonable efforts obligation shall not require the Company to yield to a material accounting or other comment issued by such governmental agency or authority which it is discussing, resisting or otherwise addressing in good faith and which the Board of Directors of the Company determines that such discussing, resisting or addressing is materially in the best interests of the Company;

                  (h)......whether  or not an agreement of the type  referred to in Section 5.2 hereof is entered into and whether or not any portion of the offering contemplated by such registration statement is an underwritten offering or is made through a placement or sales agent or any other entity, (i) make such representations and warranties to the Holders and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of common stock or other equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to such registration; (ii) obtain opinions of inside and outside counsel to the Company in customary form and covering such matters, of the type customarily covered by such opinions, as the managing underwriters, if any, and as the Holders may reasonably request; (iii) obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the Holders and the underwriters, if any, thereof, dated (I) the effective date of such registration statement and (II) the date of the closing under the underwriting agreement relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered, from time to time, by letters of such type and such other financial matters as the managing underwriters, if any, and as the Holders may reasonably request;
(iv) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by the Holders and the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (i) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (v) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Article VII hereof,

                  (i)......comply  with all applicable  rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable but in any event not later than eighteen months after the effective date of such registration statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder); and

                  (j)......use  its best efforts to list prior to the  effective date of such registration statement, subject to notice of issuance, the Eligible Securities covered by such registration statement on any securities exchange on which securities of the same class are then listed or, if such class is not then so listed, to have the Eligible Securities accepted for quotation for trading on the American Stock Exchange (or a comparable interdealer quotation system then in effect).

The Company may require any Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

                  5.2......Underwriting.  (a) If requested  by the  underwriters for any underwritten offering of Eligible Securities pursuant to a registration requested hereunder, the Company would enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.1(h). The Holders on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VII. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Eligible Securities.

                  (b)......In  the  event  that  any  registration  pursuant  to
Article IV hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article IV to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, the Holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Holders and such other terms and provisions as are then customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VII. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

                  5.3......Blackout Periods. (a) At any time when a registration statement effected pursuant to Article III hereunder relating to Eligible Securities is effective, upon written notice from the Company to all Holders that either:

                  (i)......the  Board  of  Directors  of  the  Company,  in  its
reasonable judgment and in good faith, resolves that such Holder's or Holders' sale of Eligible Securities pursuant to the registration statement would materially interfere with any significant acquisition, corporate reorganization or other similar transaction involving the Company (a "Transaction Blackout"); or

                  (ii).....(A) the Company  determines in good faith, based upon the advice of outside counsel to the Company, that such Holder's or Holders' sale of Eligible Securities pursuant to the registration statement would require disclosure of material information and the Company's Board of Directors, in its reasonable judgment and in good faith, resolves that the Company has a bona fide business purpose for preserving such information confidential or (B) the Company determines, after taking into account the advice of outside counsel and/or independent accountants, that the Company is unable to comply with SEC requirements (an "Information Blackout"), such Holder or Holders shall suspend sales of Eligible Securities pursuant to such registration statement until the earlier of:

                  (X)......(i)  in  the  case  of a  Transaction  Blackout,  the earliest of (A) one month after the completion of such acquisition, corporate reorganization or other similar transaction, (B) promptly after abandonment of such acquisition, corporate reorganization or other similar transaction and (C) three months after the date of the Company's written notice of such Transaction Blackout, or

 ...........................(ii) in the case of an Information Blackout, the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material and (B) 90 days after the Company makes such good faith determination, and

                  (Y)......such  time as the  Company  notifies  such  Holder or
Holders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales by such Holder or Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period");

provided, however, that (i) the Company may not impose a Transaction Blackout within 30 days after the initial effectiveness of any registration statement of equity securities prepared pursuant to a request hereunder and (ii) the Company may not impose a Transaction Blackout or an Information Blackout if, within the preceding twelve months, it had effected a postponement pursuant to this Section
5.3 and, following such postponement, the Eligible Securities subject to the postponement were not sold (for any reason);

                  5.4......Withdrawals.  Any Holder having  notified or directed the Company to include any or all of his or its Eligible Securities in a registration statement pursuant to Article III or IV hereof shall have the right to withdraw such notice or direction with respect to any or all of the Eligible Securities designated for registration thereby by giving written notice to such effect to the Company at least two business days prior to the anticipated effective date of such registration statement. In the event of any such withdrawal, the Company shall amend such registration statement and take such other actions as may be necessary so that such Eligible Securities are not included in the applicable registration and not sold pursuant thereto, and such Eligible Securities shall continue to be Eligible Securities in accordance herewith; and in the case of a registration pursuant to Article III hereof, the Withdrawing Holder shall be responsible for assuming that portion of the Company's expenses in connection with such registration as equals the portion of Eligible Securities originally to be sold pursuant to such registration which were to be sold by Withdrawing Holder, provided, however, that if the Company causes a postponement pursuant to Section 5.3 hereof of the Eligible Securities originally to be sold pursuant to such registration, the Withdrawing Holder shall not be responsible for assuming any of the Company's expenses for its Eligible Securities withdrawn pursuant to this Section 5.4 which were subject to such postponement. No such withdrawal shall affect the obligations of the Company with respect to Eligible Securities not so withdrawn, provided, however, that in the case of a registration pursuant to Article III hereof, if such withdrawal shall reduce the total number of the Eligible Securities to be registered so that the requirements set forth in Section 3.1(a) are not satisfied, then the Company shall, prior to the filing of such registration statement or, if such registration statement (including any amendment thereto) has therefore been filed, prior to the filing of any further amendment thereto, give each Holder of Eligible Securities so to be registered notice, referring to this Agreement, of such fact and, within ten business days following the giving of such notice, either the Company or the Holders of a majority of such Eligible Securities may, by written notice to each Holder of such Eligible Securities or the Company, as the case may be, elect that such registration statement not be filed or, if it has therefore been filed, that it be withdrawn.

                                             ARTICLE VI
                               PREPARATION; REASONABLE INVESTIGATION.

                  6.1......Preparation;  Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Eligible Securities under the Securities Act, the Company will give all Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of any Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                                             ARTICLE VII
                                  INDEMNIFICATION AND CONTRIBUTION.

                  7.1......Indemnification and Contribution. (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless all selling Holders, their directors and officers (if any), each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will periodically reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any selling Holder or such underwriter for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any such Person and shall survive the transfer of such securities by such selling Holder. The Company also shall agree to provide provision for contribution as shall be reasonably requested by such selling Holder or any underwriters in circumstances where such indemnity is held unenforceable.

                  (b)......All  selling  Holders,  by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article VII) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning such Holder furnished by it to the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by any Holder. Holders also shall agree to provide provision for contribution as shall be reasonably requested by the Company or any underwriters in circumstance where such indemnity is held unenforceable. The indemnification and contribution obligations of any Holder shall in every case be limited to the aggregate proceeds received (net of any underwriting fees and expenses and other transaction costs) by such Holder in such registration.

                                            ARTICLE VIII
                                  TRANSFER OF REGISTRATION RIGHTS.

                  8.1......Transfer  of  Registration  Rights.  Any  Holder  may
transfer the registration rights granted hereunder to any other Person only in connection with a Transfer permitted pursuant to the Merger Agreement to such Person of Eligible Securities held by such Holder.

                                             ARTICLE IX
                                       UNDERWRITTEN OFFERINGS.

                  9.1......Selection  of  Underwriters.  If any of the  Eligible
Securities covered by any registration statement filed pursuant to Article III hereof, or pursuant to Article IV hereof in connection with a secondary offering, are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall, in the case of any registration statement filed pursuant to Article III hereof, be designated by the Company after consultation with the Holder or Holders demanding or requesting registration, as the case may be.

                                              ARTICLE X
                                              RULE 144.

                  10.1. Rule 144. The Company covenants to and with each Holder of Eligible Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall use its best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder, and shall use its best efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Eligible Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Eligible Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                                             ARTICLE XI
                                           MISCELLANEOUS.

                  11.1.....Captions.  The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

                  11.2.....Severability.  If any clause, provision or section of this Agreement shall be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability of such clause, provision or section shall not affect the enforceability or validity any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

                  11.3.....Governing  Law. This  Agreement  shall be governed by and construed and enforced in accordance with the laws or the State of California without giving effect to conflicts of law principles.

                  11.4.....Consent to Jurisdiction;  Service of Process;  Waiver
of Jury Trial. (a) The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of any Federal court located in Los Angeles, California, over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court. The parties agree that, to the fullest extent permitted by applicable law, final and nonappealable judgment in any suit, action, or proceeding brought in such court shall be conclusive and binding upon the parties.

                  (b)......The  parties hereby irrevocably waive any rights they may have in any court, state or federal, to a trial by jury in any case of any type that relates to or arises out of this Agreement or the actions contemplated herein.

                  11.5.....Specific  Performance.  The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

                  11.6.....Modification and Amendment.  This Agreement may not
be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

                  11.7.....Counterparts.  This  Agreement  may  be  executed  in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  11.8.....Entire  Agreement.  This  Agreement  constitutes  the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

                  11.9.....Notices. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five Business Days if sent by mail.

                  11.10....Successors to Company, Etc.  This Agreement shall be binding upon, and inure to the benefit of, the Company's successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                 AMWEST INSURANCE GROUP, INC.


                                 By:________________________________________
                                              Richard H. Savage
                                          Chairman of the Board and
                                          Co-Chief Executive Officer


                                  MAIN FAMILY TRUST


                                  By:________________________________________
                                                 Guy A. Main
                                                   Trustee



                                  By:________________________________________
                                                  Freda Main
                                                    Trustee


                                  ------------------------------------------
                                                  Guy A. Main

                             CONDOR SERVICES, INC.

CONDOR DISCLOSURE SCHEDULES TO AGREEMENT AND PLAN OF MERGER BY AND BETWEEN AMWEST INSURANCE GROUP, INC. AND CONDOR SERVICES, INC. DATED NOVEMBER 30, 1995.

The matters contained or referred to in this schedule constitute responses and/or exceptions to the representations, warranties and covenants given by Condor Services, Inc. (the "Company") to Amwest Insurance Group, Inc. ("Amwest") under the Agreement and Plan of Merger pursuant to which this schedule is delivered (the "Agreement").

The Company hereby records the following preliminary matters in relation to this schedule:

     (a) The disclosures contained in this schedule are not to be taken as any admission by the Company that any of the disclosures are required by the terms of the Agreement, such disclosures being merely made for such purposes as they may serve in disclosing matters which might arise from the wording of the representations, warranties and covenants contained in the Agreement.

     (b) The representations, warranties and covenants contained in the Agreement are made and given subject to the disclosures contained in this schedule and the Company shall not be, nor be deemed to be, in breach of, nor may any claim be made under, any of the representations, warranties or covenants contained in the Agreement in respect of the matters mentioned or referred to or disclosed in this schedule. The disclosure of any matter or document by this schedule shall not imply any further representation, warranty or covenant as to the same, nor shall such disclosure be taken as extending the scope of any representation, warranty or covenant contained in the Agreement.

     (c) All of the disclosures contained in this schedule shall apply to each and every section of Article III of the Agreement and to each and every other warranty, indemnity, representation, covenant or undertaking given to Amwest.

     (d) Capitalized terms used in this schedule and not otherwise defined have the meanings given them in the Agreement.

SECTION 2.01       TREATMENT OF STOCK OPTIONS

         A listing of each holder of an outstanding option to purchase shares of Condor Common Stock, other than those options held by non-employee directors of Condor, and their respective number of options (whether or not currently exercisable) is provided in the attachment for this section 2.01 provided with this schedule.

SECTION 3.03       CAPITALIZATION

         The authorized capital stock of the Company is 3,800,000 shares of common ($.01 par value) and 200,000 shares of preferred ($.01 par value).

         The Company has 1,949,806 shares of common issued and outstanding which includes 14,500 common shares held by the Company as treasury stock.

         The Company has no preferred shares issued or outstanding.

         1992 Non-employee Director Stock Option Plan* Dated July 31, 1992

         1989 Stock Incentive Plan*
         Dated January 6, 1989
         As amended on April 16, 1992
         This is the employee stock option plan.

         Warrant Agreement*
         Dated April 5, 1989
         Between Baird Patrick & Co., Inc. and the Company (the "Warrant Agreement")
         The warrants granted under this agreement have expired.

         A listing of all stock options granted by the Company is attached to this schedule. See attachment.

         * Copies of each provided to Amwest Insurance Group, Inc.

SECTION 3.04               AFFILIATED ENTITLES

         (a) The company has three affiliated entities of which the Company owns all of the issued and outstanding capital stock They are as follows:

                 1. Condor Insurance Company, a California domiciled and licensed property and casualty insurance carrier.

                 2. Raven Claims Services, Inc., a California corporation wholly owned by the Company.

                 3. Falcon Re-insurance Intermediaries, Inc., a California corporation wholly owned by the Company - Falcon has ceased operations effective June 1, 1995 and has nominal assets.

                  Copies of the Certificates of Incorporation and Bylaws for' the above affiliated entities have been provided to Amwest Insurance Group, Inc.

         (b)      Not applicable

         (c) Investment reports for both Condor Insurance Company and the Company are attached to this section 3.04 (c). These reports list all equity securities owned.

SECTION 3.05       FINANCIAL STATEMENTS

         Report on Form 10-K for the year ended December 31, 1994.*

         Report on Form 10-Q for the quarter ended March 31, 1995.* Report on Form 10-Q for the quarter ended June 30, 1995.* Report on Form 10-Q for the quarter ended September 30, 1995.* Report on Form 10-Q for the quarter ended March 31, 1994.* Report on Form 10-Q for the quarter ended June 30, 1994.* Report on Form 10-Q for the quarter ended September 30, 1994.*

         Notice of Annual Meeting of Stockholders and Proxy Statement dated May 5, 1994.*
         Notice of Annual Meeting of Stockholders and Proxy Statement dated April 26, 1995.*

         Report on Form 8-K dated April 25, 1995.*
         Response dated January 28, 1994 to comment letter from SEC dated December 17, 1993.* Notification dated March 9, 1994 of informal inquiry into the events surrounding the 1993 misappropriation of funds.* Request by the Company dated June 16, 1995 for confidential treatment in a Freedom of Information Act request.*

         Various press releases issued since January 1, 1994.*

         Condor reports and SEC filings did not disclose the existence of the now expired Warrant Agreement.

         *   Copies of each provided to Amwest Insurance Group, Inc.

SECTION 3.06       ABSENCE OF CERTAIN CHANGES OR EVENTS

Not applicable

SECTION 3.07       CONSENTS AND APPROVALS; NO VIOLATION

Merger provisions in Guy A. Main's Employment Agreement: Section 15 of the Executive Employment Agreement dated January 1, 1993 between Condor and Guy A. Main provides that, in the event of a merger with another corporation during the term of the agreement, the other corporation shall assume the agreement and become obligated to perform all of its terms and conditions; provided that if Mr. Main does not consent to the merger, he may resign and shall then be entitled to receive from the other corporation either (i) his annual compensation for the remainder of the term of the agreement, or (ii) twice his annual compensation, whichever is greater. He would also be entitled to additional compensation based on Condor's operating profit accrued to the date of closing of the merger.

The Condor office lease provides that consent is to be obtained for any change in control of the Company.

An insurance package policy held by the Company provides that consent is to be obtained for any change in control of the Company.

SECTION 3.09       TAXES

         Federal Tax Sharing Agreement*
         Covering 1989 and subsequent years
         Undated
         Between Condor Insurance Company and the Company
         Note: The other Condor subsidiaries have through practice and verbal agreement also shared in a similar arrangement with the Company, although no formal written contract has been executed.

         IRS audit of the Company's Form 1120 for the period ended December 31, 1991 Audit completed Letter Dated May 25, 1995 showed no change necessary in the reported tax.*

         IRS audit of the Company for compliance with the Federal Insurance Contributions Act (FICA) For the period January 1, 1991 through December 31, 1992 Audit completed Field auditor by telephone solicited an offer to settle on November XX, 1995 The offer was for $17,000 without penalty or interest for a dispute over the status of an independent contractor the Company uses for Dictaphone transcriptions. The company feels there is no merit to the finding and is deciding whether to appeal to higher levels of authority within the IRS.

         The statute of limitations has not expired for any tax years since and including the 1992 tax year of the Company's consolidated tax entity. The statute of limitations has been extended to December 31, 1996 by agreement with the Company and the IRS for the 1991 tax year for which the audit above has been completed. No tax examinations are currently in process other than already mentioned nor has the Company received notice of examinations to be conducted in the future.

         * Copies of each provided to Amwest Insurance Group, Inc.

SECTION 3.10       INSURANCE: LICENSES, PERMITS AND FILINGS

Condor Insurance Company has received notice from the California Department of Insurance of a rating and underwriting examination scheduled to begin December 4, 1995.

SECTION 3.11       PATENTS, TRADEMARKS, AND OTHER INTELLECTUAL PROPERTY

         License Agreement*
         Effective September 22.1989
         As amended
         Between Policy Management Systems Corporation ("PMSC") and Condor Insurance Company This license covers the vast majority of Condor Insurance Company's policy processing system.

         *        Copies of each provided to Amwest Insurance Group, Inc.

SECTION 3.12       LITIGATION

The Company is currently involved in litigation regarding an employment contract and related matters with Kenneth Mark Russ III, the former President and Chief Operating Officer of the Falcon Reinsurance Intermediaries, Inc. affiliate. Mr. Russ resigned effective May 26, 1995 and has since filed suit against the Company for wrongful termination claiming he was forced to resign under duress. See attached first page of lawsuit for description of complaint. This employment contract would have expired December 31, 1997 should the contract not have been terminated according to the terms of the agreement.

The Company and its affiliates currently have no known outstanding claims of bad faith pending or threatened.

A reinsurance loss run, which shows all potential material insurance claims against Condor Insurance Company and the related reserves over $50,000 for such claims based upon information known as of October 31, 1995, has been provided to Amwest Insurance Group, Inc. Condor will update the report to November 30, 1995 and provide the report to Amwest as soon as it is available, no later than 3 p.m. of November 30, 1995.

Other than these claims reserves and other disclosures under this section 3.12, Condor does not know of any Proceedings against it or its affiliates that would result in any Material Adverse Effect.

SECTION 3.15       EMPLOYEE BENEFIT PLANS

         (a)      Condor Retirement, Health and Disability Plan*
                  Dated August 24, 1994
                  Given a favorable determination by the IRS on September 20,
                  1995

         (b)      Not applicable

                  * Copy provided to Amwest Insurance Group, Inc.

SECTION 3.16       EMPLOYMENT RELATED AGREEMENTS

         Executive Employment Agreement*
         Dated January 1, 1993
         Between Guy A. Main and the Company

         Contract of Employment* Dated October 8.1991 Between K. Mark Russ III See discussion under section 3.12 of this schedule.

         Form of Indemnity Agreement
         Between the Company and each of Guy A. Main, Zondra L. Hendrix, M. Patricia Ward, John C. Gantzer, Paul E. Fitzgerald, Jr., William A. Clary, and Edgar L. Fraser.

         *        Copies of each provided to Amwest Insurance Group, Inc.

SECTION 3.18       ENVIRONMENTAL MATTERS

Not applicable

SECTION 3.25       MATERIAL CONTRACTS

         (a)      Allocation Expenditure Agreement*
                  Undated
                  Between Condor Insurance Company and the Company

                  Standard Office Lease - Gross*
                  Dated December 1, 1991
                  Between Continental Development Corporation and the Company

                  Agreement*
                  Effective May 1, 1989
                  Between The Safety Association and the Condor Insurance
                  Company

                  Investment Advisory Agreement for the Condor Retirement, Health and Disability Plan*
                  Dated June 21, 1991
                  Between Tocqueville Asset Management and the Company
                  The President of Tocqueville Asset Management is a Director on the Board of Directors of the Company

                  Investment Advisory Agreement*
                  Dated June 21, 1991
                  Between Tocqueville Asset Management and the Condor Insurance Company
                  The  President  of  Tocqueville   Asset   Management,   Robert
                  Kleinschmidt, is a Director on the Board of Directors of the Company.

                  Investment Advisory Agreement*
                  Effective January 1, 1991
                  Between William A. Clary and the Company
                  Mr. Clary is a Director on the Board of Directors of the Company.

                  1996 Profit Sharing Agreement*

                  Limited Producer Addenda (Addendum DD) to Agency Agreement Condor Insurance provides a retail incentive arrangement to 16 appointed insurance producers in addition to their agency agreement with Condor Insurance.

                  Addendum GA to Limited Producer Agreement*
                  Condor Insurance provides an incentive arrangement to 2 appointed insurance general agencies in addition to their agency agreement with Condor Insurance.

                  The Company has an agreement with The Safety Association whereby the Association has granted the Company with the exclusive right to provide insurance programs to its members. Guy A. Main is a minority stockholder in The Safety Association. There is also an understanding between The Safety Association and the Company in which The Safety Association reimburses the Company for operational expenses related to the contract.*

                  Third Party Administrative Support Services Agreement* Effective April 12, 1991
                  As amended
                  Between Policy Management Systems Corporation ("PMSC") and Condor Insurance Company

                  Agreements disclosed under sections 3..03, 3.09, 3.11, 3.15, 3.16, and 3.27 are incorporated under this section 3.25 by this reference.

         (b)      Not applicable

         * Copies of each provided to Amwest Insurance Group, Inc.

SECTION 3.27       REINSURANCE

The largest amount insured on any one risk is $5,000,000 gross and $200,000 net for liability lines. With respect to property lines, the company carries $5,000,000 and $200,000 net.

Property is underwritten on an automatic facultative basis by General Reinsurance Corporation. The first casualty excess of loss is $300,000 excess of $200,000 and second excess of loss contract covers $500,000 excess of $500,000 with Gerling Global Reinsurance Corporation as the lead reinsurer. Clash coverage for ECO and XPL is 90% of $1,000,000 excess or $1,000,000. Casualty treaties are written on a per policy, per occurrence basis.

Condor Insurance also maintains a third casualty excess of loss for $1,000,000 excess of $1,000,000 with General Reinsurance Corporation.

All reinsurance contracts are listed and summarized on an attachment for this section. See attachment. All reinsurance contracts have been provided to Amwest Insurance Group, Inc.

SECTION 3.28       LOSS RESERVES; SOLVENCY

Not applicable

                          AMWEST DISCLOSURE SCHEDULES
                                  TO AGREEMENT
                               AND PLAN OF MERGER
                                 BY AND BETWEEN
                          AMWEST INSURANCE GROUP, INC.
                           AND CONDOR SERVICES, INC.
                            DATED NOVEMBER 30, 1995
                                    Volume I




1.  Section 4.03 - Capitalization

2.  Section 4.04 - Financial Statements and Reports

3.  Section 4.05 - Absence of Certain Changes

4.  Section 4.06 - Consents and Approvals; No Violations

                          AMWEST DISCLOSURE SCHEDULES
                                  TO AGREEMENT
                               AND PLAN OF MERGER
                                 BY AND BETWEEN
                          AMWEST INSURANCE GROUP, INC.
                           AND CONDOR SERVICES, INC.
                            DATED NOVEMBER 30, 1995
                                   Volume II




4.   Section 4.06 - Consents and Approvals; No Violations

5.   Section 4.07 - Litigation

6.   Section 4.10 - No Undisclosed Liabilities

7.   Section 4.12 - Post-Retirement and Post-Employment Benefit Obligations

8.   Section 4.13 - Employee Benefit Plans

9.   Section 4.14 - Environmental Matters

10.  Section 4.17 - Taxes

11.  Section 4.18 - Affiliated Entities

12.  Section 4.19 - Reinsurance

13.  Section 4.20 - Insurance: Licenses, Permits and Filings

14.  Section 4.22 - Material Contracts

15.  Section 4.24 - Loss Reserves; Solvency

                                  Section 4.03
                                 Capitalization


  1.  Composition of Capital Stock of Amwest.

                   Description      Authorized        Issued         Outstanding

Preferred stock, $.01 par value      1,000,000               0                 0

Common stock, $.01 par value        10,000,000       2,360,464         2,360,464


  2.  Amwest Insurance Group, Inc. Stockholder Rights Plan. *

  3.  Amwest Insurance Group, Inc. Stock Option Plan. *

  4.  Amwest Insurance Group, Inc. Non-Employee Director Stock Option Plan. *

  5.  Schedule of outstanding stock options.

                                           Per
                                          Share             Outstanding
 Grant             Expiration             Option               Options
 Date                Date                Price ($)           (Shares) (#)

12/14/87            12/14/97                9.875               10,500
  6/2/88              6/2/98               10.625               12,750
  6/2/89              6/2/99               11.125               13,000
 12/3/90             12/3/95               11.375                7,500
 6/26/91             6/26/96               14.250               12,750
 6/26/91             6/26/96               15.675                8,500
 3/17/92             3/17/97                8.375               15,625
 3/17/92             3/17/97                9.213                8,500
 4/27/92             4/27/97                8.375               17,625
 5/20/93             5/20/98               10.750               27,000
 5/20/93             5/20/98               11.825               10,000
 8/26/93             8/26/98               10.375                3,000
 3/22/94             3/22/04               13.875               69,075
 5/17/94             5/17/04               14.250               15,000
  4/4/95              4/4/00               14.250               30,000
  4/4/95              4/4/05               14.250               68,500
 5/25/95             5/25/05               14.875                7,500
                                                            ----------
                              Total                            336,825
                                                            ==========




---------------------------
  *  Copies of each provided to Condor Services, Inc.

                                Section 4.04
                        Financial Statements and Reports


  (i)   Report on Form 10-K for the year ended December 31, 1994. *

  (ii)  Report on Form 10-Q for the following quarters: *
         a.  March 31, 1995
         b.  June 30, 1995
         c.  September 30, 1995

  (iii)  a.  Notice of Annual Meeting of Stockholders dated April 20, 1994. *
         b.  Notice of Annual Meeting of Stockholders dated April 17, 1995. *

  (iv)   a.  Report on Form S-8 dated July 28, 1994. *
         b.  Report on Form 8-K dated February 18, 1994. *
         c. Various Section 16 filings (Forms 3,4,5) for executive officers and directors of Amwest. *
         d.  Schedule 13G dated February 2, 1994. *

  (v)    Various press releases issued since January 1, 1994. *

---------------------------
  *  Copies of each provided to Condor Services, Inc.

                                  Section 4.05
                           Absence of Certain Changes


  None

                                  Section 4.06
                     Consents and Approvals; No Violations


  1.  Loan Agreement with Union Bank.  *

---------------------------
  *  Copy provided to Condor Services, Inc.

                                  Section 4.07
                                   Litigation


  1. California voters passed Proposition 103, an insurance initiative which required a rollback in insurance rates for policies (and bonds) written or renewed during the twelve month period beginning November 8, 1988 and provided that changes in insurance premiums after November 8, 1988 must be submitted for approval of the California Insurance Commissioner prior to implementation. While the Proposition has the most significant impact on automobile insurance, its provisions, as written, also apply to other property and casualty insurers including surety insurers.

      On August 26, 1991, The State of California enacted Insurance Code Section 1861.135 ("Section 1861.135") exempting surety insurance from the rate rollback and prior approval provisions of Proposition 103. Section 1861.135 does not affect Propositions 103's prohibition against excessive, inadequate or discriminatory rates. Due to the enactment of Section 1861.135, the Company terminated a previously established reserve for potential premium rebates.

      Subsequently, the Department of Insurance ("Department") and Voter Revolt brought a motion for writ of mandate challenging the validity of Section 1861.135. On March 21, 1992, the Los Angeles Superior Court concluded that
      Section 1861.135 did not violate the California Constitution or the provisions of Proposition 103. The Department and Voter Revolt appealed. On December 7, 1993, the Second District Court of Appeal overturned
      Section 1861.135 by a 2-1 vote. On February 24, 1994, the California Supreme Court agreed to hear the Company's petition for review, thereby staying the Court of Appeals option. Such hearing has been scheduled for December 5, 1995. The outcome of this appeal cannot be predicted; however, if this appeal is not successful, it could have a significant impact on the Company's earnings but is not expected to have a material adverse impact on the Company's financial position. Proposition 103 limits the maximum rebate to 20% of California written premiums during 1989, plus accrued interest. Based on current estimates, this maximum potential rebate is approximately $7,500,000.

  2. Amwest and it Affiliated Entities are parties to numerous claims and litigation in the normal course of it business, none of which will, in the Company's opinion, have a Material Adverse Effect on Amwest.

  3. Amwest's federal income tax returns for the tax years ended December 31, 1991, 1992 and 1993 (1993 is limited to items found in 1992) are currently being audited by the Internal Revenue Service ("IRS"). No assurances can be given regarding what impact, if any, such IRS audits may have on Amwest and its financial position.

                                  Section 4.10
                           No Undisclosed Liabilities


   Amwest is expected to incur certain payments and penalties pursuant to the early termination of its lease on its home office facility located at 6320 Canoga Avenue, Woodland Hills, CA, 91367. It is currently estimated that these early termination charges, if any, will approximate $3,000,000.

                                  Section 4.12
            Post-Retirement and Post-Employment Benefit Obligations


  None

                                  Section 4.13
                             Employee Benefit Plans


   In January 1992, the Company adopted a 401(k) savings plan entitled the Amwest Surety Insurance Company 401(k) Plan (the "Plan"). Employees eligible for participation in the Plan must have attained one year of service and be at least 21 years of age. The Plan provides for employer matching contributions at 50%, up to a maximum of the first 6% of the employee contribution and become fully vested at the end of 5 years of employment.

   Effective January 1, 1994, the Company established a Deferred Compensation Plan (the "Deferred Plan") to provide current tax planning opportunities as well as supplemental funds for retirement or death for a select group of management or highly compensated employees of Amwest Surety Insurance Company. It is intended that the Deferred Plan will aid in retaining and attracting employees of exceptional ability by providing them with these benefits.

                                  Section 4.14
                             Environmental Matters


  None

                                  Section 4.17
                                     Taxes


  (a) (i) Statute of limitations for tax years 1992 and beyond has not expired for tax returns of Amwest Insurance Group, Inc. and its affiliates.

            Statute of limitations for the 1991 federal tax return of Amwest Surety Insurance Company has been extended to March 31, 1996 in order to facilitate completion of an Internal Revenue Service ("IRS") audit of such year.

      (ii)  Examinations which have been completed are as follows:

              Florida Income and Premium Tax Audit
              Tax year:  1991 - 1993
              Paid:  $16,759

              Los Angeles County Property Tax Audit
              Tax year: 1990 - 1993
              Paid:  $24,443

            The IRS has recently completed a field audit of the federal tax returns of Amwest Surety Insurance Company for the tax years listed below:

              1991  (limited scope audit)
              1992  (full return audit)
              1993  (limited scope audit)

            Proposed adjustments received as a result of this audit total $708,985.

            There are no other pending examinations, contested assessments of deficiencies. All required returns have been filed and all amounts due have been paid.

  (b)(viii) Power of attorney has been granted to Tom Moran, CPA (KPMG Peat Marwick) and to Alev Ross (Senior Tax Accountant - Amwest) with respect to years 1991-1993 under audit by the IRS.

                                  Section 4.18
                              Affiliated Entities


  1.  Listing of Affiliated Entities.

(a) and (b)
           1   Name:  Amwest Insurance Group, Inc.
               Entity type:  Corporation
               Domiciled:  Delaware

           2   Name:  Amwest Surety Insurance Company
               Entity type:  Corporation
               Domiciled:  California
               Parent:  100% owned by Amwest Insurance Group, Inc.

           3   Name:  Far West Insurance Company
               Entity type:  Corporation
               Domiciled:  California
               Parent:  100% owned by Amwest Surety Insurance Company

           4   Name:  Far West Bond Services, Inc.
               Entity type:  Corporation
               Domiciled:  Colorado
               Parent:  100% owned by Amwest Surety Insurance Company

           5   Name:  Far West Bond Services of Arizona, Inc.
               Entity type:  Corporation
               Domiciled:  Arizona
               Parent:  100% owned by Amwest Surety Insurance Company

           6   Name:  Far West Bond Services of Texas, Inc.
               Entity type:  Corporation
               Domiciled:  Texas
               Parent:  100% owned by Amwest Surety Insurance Company

           7 Name: Far West Bond Services of Pennsylvania, Inc. Entity type: Corporation
               Domiciled:  Pennsylvania
               Parent:  100% owned by Amwest Surety Insurance Company

           8   Name:  Far West Bond Services of Oregon, Inc.
               Entity type:  Corporation
               Domiciled:  Oregon
               Parent:  100% owned by Amwest Surety Insurance Company

           9   Name:  Far West Bond Services of California, Inc. DBA:
                            Far West Surety Insurance Services of California
               Entity type:  Corporation
               Domiciled:  California
               Parent:  100% owned by Amwest Surety Insurance Company

          10   Name:  Amwest General Agency
               Entity type:  Coporation
               Domiciled:  California
               Parent:  100% owned by Amwest Insurance Group,  Inc.

          11   Name:  Basic Bonding of Louisiana, Inc.
               Entity type:  Corporation
               Domiciled:  Louisiana
               Parent:  100% owned by Amwest Surety Insurance Company

          12   Name:  Basic Bonding of Alabama, Inc.
               Entity type:  Corporation
               Domiciled:  Alabama
               Parent:  100% owned by Amwest Surety Insurance Company

          13   Name:  The Bond Experts, Inc.
               Entity type:  Corporation
               Domiciled:  Oregon
               Parent:  100% owned by Amwest Surety Insurance Company

                                  Section 4.19
                                  Reinsurance


  1.  Excess of Loss Reinsurance Treaty

      Effective October 1, 1992 and amended annually thereafter, the Company entered into an excess of loss reinsurance treaty with a syndicate of reinsurers lead by Kemper Reinsurance Company and Underwriters Reinsurance Company, (the "Kemper Treaty"). The current reinsurance participation percentages are as follows:

          Kemper Reinsurance Company:  32.5%
          Underwriters Reinsurance Company:  32.5%
          Allstate Insurance Company:  25%
          SOREMA North America Reinsurance Company:  10%

      Kemper Reinsurance Company is rated "A" (Excellent), Underwriters Reinsurance Company is rated "A+" (Excellent), Allstate Insurance Company is rated "A-" (Excellent) and SOREMA North American is rated "A-" (Excellent) by Best.

      The Kemper Treaty may be canceled at the election of either party by providing notice of cancellation 90 days prior to any anniversary. The Kemper Treaty limits the Company's exposure on any one principal to the first $500,000 of loss and to losses in excess of $6,000,000 with an annual aggregate deductible of $7,000,000 for losses between $500,000 and $3,000,000 for any one principal, and with no annual aggregate deductible for losses between $3,000,000 and $6,000,000 per principal. Coverage is provided for most types of bonds which the Company writes with penal amounts greater than $500,000 except SBA guaranteed bonds, which are not covered by the treaty. The reinsurers' maximum exposure under the Kemper Treaty is $21,000,000 of losses discovered during any one contract period (October 1 to October 1).

  2.  Semi-Automatic Bond Facultative Reinsurance Contract

      Effective March 1, 1994, the Company entered into a semi-automatic bond facultative reinsurance contract which was amended on October 1, 1995. The contract applies to surety bonds classified by the Company as Contract Surety Bonds with single bond penalty limits up to $10,000,000 or multiple bonds under a specific aggregate work program per principal with limits up to $20,000,000 and Commercial Surety Bonds or Accounts written by the Company with limits up to $25,000,000. The Company's retention under the contract is $6,000,000 plus 12% of the amount ceded to the reinsurers in excess of $6,000,000. The Company's aggregate retention is additionally reinsured by the aforementioned excess of loss reinsurance treaty, further limiting the Company's net exposure.


  3.  Semi-Automatic Bond Quota Share Reinsurance Contract

      Effective October 1, 1993, the Company entered into a semi-automatic bond quota share reinsurance contract with Kemper Reinsurance Company and
      Underwriters Reinsurance Company. The contract applies to surety bonds classified by the Company as Court Appeal Bonds with penalty limits equal to or greater than $5,000,000 but not more than $15,000,000 and secured with 100% collateral. The Company's retention under the contract is 33.34% of the amount up to $15,000,000 and 100% of any amount over $15,000,000. Kemper Reinsurance Company and Underwriters Reinsurance Company participate equally in the remaining 66.66%.

  4.  SBA Surety Guarantee Program

      The Company's insurance subsidiaries also issue bonds under the SBA Surety Guarantee Program. Industry practice is to account for SBA guarantees as reinsurance transactions. The purpose of the SBA Surety Guarantee Program is to assist small contractors, who have not established credit or who fail to meet a surety's normal underwriting standards, in obtaining bonds. An SBA guarantee covers between 80% and 90% of the surety's liability up to $1,250,000 per bond.

                                  Section 4.20
                    Insurance: Licenses, Permits and Filings


  None

                                  Section 4.22
                               Material Contracts


  1. Lease Agreement dated April 1, 1986, by and between Amwest Insurance Group, Inc. and Trillium/Woodland Hills.*

  2. First amendment to Lease Agreement dated January 30, 1987, by and between Amwest Insurance Group, Inc. and Trillium/Woodland Hills.*

  3. Second amendment to Lease Agreement dated June 11, 1987, by and between Amwest Insurance Group, Inc. and Trillium/Woodland Hills.*

  4. Third amendment to Lease Agreement dated September 1, 1988, by and between Amwest Insurance Group, Inc. and Trillium/Woodland Hills.*

  5. Fourth amendment to Lease Agreement dated November 20, 1989, by and between Amwest Insurance Group, Inc. and Trillium/Woodland Hills.*

  6. Fifth amendment to Lease Agreement dated December 20, 1989, by and between Amwest Insurance Group, Inc. and Trillium/Woodland Hills.*

  7. Sixth amendment to Lease Agreement dated December 31, 1989, by and between Amwest Insurance Group, Inc. and Trillium/Woodland Hills.*

  8. Contract between the Company and Hewlett-Packard Company, dated September 16, 1991.*

  9. Lease Agreement dated June 16, 1992 by and between Amwest Insurance Group, Inc. and Hewlett-Packard Company.*

 10. First Excess of Loss Reinsurance Contract effective October 1, 1992 issued to Amwest Surety Insurance Company and Far West Insurance Company by a syndicate of reinsurers lead by Kemper Reinsurance Company.*

 11. Investment Management Agreement between the Company and AAM Advisors, Inc. dated August 11, 1992.*

 12. Investment Management Agreement between the Company and Scudder, Stevens & Clark, Inc. dated August 13, 1992.*

 13. First Amendment to First Excess of Loss Reinsurance Contract effective October 1, 1993.*

 14. Semiautomatic Bond Quota Share Reinsurance Contract effective October 1, 1993 issued to Amwest Surety Insurance Company by Kemper Reinsurance Company and Underwriters Reinsurance Company.*

 15. First Excess of Loss Reinsurance Contract effective October 1, 1994 issued to Amwest Surety Insurance Company and Far West Insurance Company by a syndicate of reinsurers lead by Kemper Reinsurance Company.*

 16. Semiautomatic Contract Surety Reinsurance Agreement effective March 1, 1994 issued to Amwest Surety Insurance Company and Far West Insurance Company by a syndicate of reinsurers lead by Kemper Reinsurance Company.*

 17. Form of Indemnity Agreement between the Company and Individual Directors and Certain Officers Designated by the Company's Board of Directors.*

 18. Form of Senior Executive Severance Agreement entered into by the Company and certain officers.*

 19.  Stock Option Plan of the Company, as amended (included under Section 4.03
      - Capitalization).

 20.  Non-Employee Director Stock Option Plan of the Company (included under
      Section 4.03 - Capitalization).

 21. Rights Agreement dated as of May 10, 1989 executed by the Company and Bankers Trust Company of California, N.A., as rights agent (included under
      Section 4.03 - Capitalization).

 22. Revolving Credit Agreement dated August 6, 1993 between Amwest Insurance Group, Inc. and Union Bank (included under Section 4.06 - Consents and Approvals; No Violations).

--------------------
*    Copies of each provided to Condor Services, Inc.

                                  Section 4.24
                            Loss Reserves; Solvency


  None